EXHIBIT 10.3

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

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NATHAN HOLDING LLC
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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
Dated as of April 19, 2016

THE UNITS ISSUED PURSUANT TO THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN UNITS MAY ALSO BE SUBJECT TO VESTING PROVISIONS, REPURCHASE OPTIONS, REDEMPTION RIGHTS, ADDITIONAL RESTRICTIONS ON TRANSFER, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST TO THE COMPANY AND WITHOUT CHARGE.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

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Article I DEFINITIONS	1
Article II ORGANIZATIONAL MATTERS	13
Section 2.1	Formation of LLC13
Section 2.2	Limited Liability Company Agreement14
Section 2.3	Name14
Section 2.4	Purpose14
Section 2.5	Registered Office and Registered Agent14
Section 2.6	Term14
Section 2.7	No Partnership14
Article III UNITS, CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS	15
Section 3.1	Units15
Section 3.2	Issuance of Additional Equity Securities15
Section 3.3	Conversion and Redemption of Class A Preferred Units16
Section 3.4	Management Incentive Equity21
Section 3.5	No Withdrawal of Capital22
Section 3.6	Loans From Unitholders22
Section 3.7	Preemptive Rights22
Article IV DISTRIBUTIONS AND ALLOCATIONS	24
Section 4.1	Distributions24
Section 4.2	Withholding25
Article V MANAGEMENT	25
Section 5.1	General Powers25
Section 5.2	Composition26
Section 5.3	Board Actions; Meetings27
Section 5.4	Delegation of Authority; Officers29
Section 5.5	Member Authority; Member Actions; Meetings30
Section 5.6	Principal Member Protective Provisions30
Section 5.7	Approval of the Budget32
Section 5.8	No Encumbrances32
Section 5.9	Non-Competition33
Article VI LIMITATIONS OF LIABILITY AND INDEMNIFICATION	36
Section 6.1	Liabilities of the Company36
Section 6.2	No Duties36
Section 6.3	Waiver of Liability36
Section 6.4	Indemnification37

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(continued)

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Section 6.5	Other Business Interests39
Section 6.6	Effect on Other Agreements39
Section 6.7	Insurance39
Article VII INFORMATION RIGHTS	40
Section 7.1	Information Rights40
Article VIII TAX MATTERS	41
Section 8.1	Preparation of Tax Returns41
Article IX TRANSFER OF UNITS	42
Section 9.1	Restrictions42
Section 9.2	Right of First Offer42
Section 9.3	Tag-along Right43
Section 9.4	Approved Sale; Drag Along Obligations46
Section 9.5	Repurchase Options48
Section 9.6	Failure to Comply49
Section 9.7	Effect of Transfer49
Section 9.8	Additional Restrictions on Transfer50
Section 9.9	Transfer Fees and Expenses50
Section 9.10	Void Transfers50
Article X ADMISSION OF MEMBERS	51
Section 10.1	Substituted Members51
Section 10.2	Additional Members51
Article XI WITHDRAWAL AND RESIGNATION OF UNITHOLDERS	51
Section 11.1	Withdrawal and Resignation of Unitholders51
Article XII DISSOLUTION AND LIQUIDATION	51
Section 12.1	Events of Dissolution51
Section 12.2	Procedure for Winding Up and Dissolution51
Section 12.3	Termination and Cancellation of Certificate52
Article XIII INITIAL PUBLIC OFFERING; REGISTRATION RIGHTS	52
Section 13.1	Initial Public Offering52
Section 13.2	Fair Market Value53
Section 13.3	Appointment of Proxy53
Section 13.4	Lock-up Agreement54
Article XIV GENERAL PROVISIONS	54

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(continued)

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Section 14.1	Power of Attorney54
Section 14.2	Amendment and Waiver54
Section 14.3	Confidentiality55
Section 14.4	Title to the Company Assets; No Right of Partition56
Section 14.5	Remedies56
Section 14.6	Successors and Assigns56
Section 14.7	Severability56
Section 14.8	Counterparts; Binding Agreement57
Section 14.9	Descriptive Headings; Interpretation57
Section 14.10	Applicable Law57
Section 14.11	Addresses and Notices57
Section 14.12	Third Parties57
Section 14.13	Further Action58
Section 14.14	Offset58
Section 14.15	Entire Agreement58
Section 14.16	Delivery by Electronic Means58
Section 14.17	Survival58
Section 14.18	Certain Acknowledgments58
Section 14.19	Waiver of Jury Trial59

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

NATHAN HOLDING LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Nathan Holding LLC (the “Company”) is entered into as of April 19, 2016 (the “Effective Date”) by and among the Company and the Members.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.

WHEREAS, the Allscripts Members caused the Company to be formed as a limited liability company in accordance with the Delaware Act;

WHEREAS, the Allscripts Members are party to that certain Limited Liability Company Agreement of the Company dated as of March 17, 2016 (the “Prior Agreement”); and

WHEREAS, the Company and the Members desire to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.

“Administrative Agent” has the meaning set forth in each of the Credit Facilities.

“Admission Date” has the meaning set forth in Section 9.7(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.  As used herein, the term “control” means:  (i) the power to vote at least ten percent (10%) of the voting power of a Person, or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified and/or waived from time to time in accordance with the terms hereof.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Allscripts Acquiror” means the “person” or “group” as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable, (i) that is or becomes the “beneficial owner” (as that term is used in Rules 13d-3 and 13d-5 under the Securities Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Securities then outstanding of Parent normally entitled to vote in elections of directors, or (ii) that nominated the individuals occupying a majority of the seats (other than vacant seats) on the board of directors of Parent who were neither (A) nominated by the board of directors of Parent nor (B) appointed or approved by directors so nominated.

“Allscripts Core Business” means the business of designing, developing, licensing (including hosting and/or software as a service (SaaS)), selling and installing the following software systems and offerings, including related hardware and related services: (i) ambulatory solutions (including, without limitation, Allscripts Party EHRs, Practice Management systems and PayerPath), (ii) acute care solutions (including, without limitation, all Sunrise modules and EPSi), (iii)***, and (iv)***; in each case as conducted as of the Effective Date.

“Allscripts Managers” shall have the meaning set forth in Section 5.2(a)(i).

“Allscripts Members” means (i) Allscripts Healthcare, LLC, a North Carolina limited liability company, and (ii) any Members who are Transferees of any Allscripts Member in accordance with the terms hereof.  Any determination, approval or consent to be made or given hereunder by the Allscripts Members shall be made by the holders of a majority of the Class A Common Units held by all Allscripts Members.

“Approved Sale” has the meaning set forth in Section 9.4(a).

“Approving Members” means (i) at any time prior to the earlier of (A) the fifth anniversary of the Effective Date and (B) the consummation of the Initial Public Offering, both the Allscripts Members and the GI Members and (ii) at any time on or after the earlier of (A) the fifth anniversary of the Effective Date and (B) the consummation of the Initial Public Offering, the GI Members.

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, as applicable, but who has not become a Member pursuant to Article X.

“Board” means the Board of Managers of the Company, which shall have the power and authority described in this Agreement.

“Bridge” has the meaning set forth in Section 3.7(f).

“Budget” shall have the meaning set forth in Section 7.1(a)(iv).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Business Day” means any day other than: (a) a Saturday, Sunday or federal or bank holiday; or (b) a day on which commercial banks in New York, New York are authorized or required to be closed.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Unitholder contributes or is deemed by the Board to have contributed to the Company with respect to any Unit pursuant to Section 3.1.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

“Change In Control of Allscripts” means (i) any “person” or “group” as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable, is or becomes the “beneficial owner” (as that term is used in Rules 13d-3 and 13d-5 under the Securities Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Securities then outstanding of Parent normally entitled to vote in elections of directors, or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (A) nominated by the board of directors of Parent nor (B) appointed or approved by directors so nominated.

“Class A Common Unit” means a Unit having the rights and obligations specified with respect to a Class A Common Unit in this Agreement.

“Class A Preferred Accrued Return” means, with respect to any Class A Preferred Unit, as of any date, an amount equal to the excess, if any, of (i) the aggregate Class A Preferred Return accrued on such Class A Preferred Unit for all periods (or portions thereof) prior to such date over (ii) the aggregate amount of prior Distributions made by the Company with respect to such Unit pursuant to (A) Section 4.1(a) after the Class A Preferred Unreturned Capital has been reduced to $0 and (B) Section 4.1(b)(i)(A)(I).

“Class A Preferred Conversion Price” shall initially be equal to $1.00.  Such initial Class A Preferred Conversion Price, and the rate at which Class A Preferred Units may be converted into Class A Common Units, shall be subject to adjustment as provided herein.

“Class A Preferred Liquidation Preference” means with respect to each Class A Preferred Unit, as of any date, an amount equal to the sum of (i) the Class A Preferred Accrued Return with respect to such Class A Preferred Unit as of such date and (ii) the Class A Preferred Unreturned Capital with respect to such Class A Preferred Unit as of such date.

“Class A Preferred Original Issue Date” means the Effective Date.

“Class A Preferred Original Issue Price” means $1.00 per unit (subject to appropriate adjustment in the event of any unit dividend, split, combination or other similar recapitalization with respect to the Class A Preferred Units).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Class A Preferred Return” means, with respect to each Class A Preferred Unit, an amount accruing on a daily basis at the rate of 11% per annum and compounding annually on the last day of each calendar year on the Class A Preferred Original Issue Price.  For the avoidance of doubt, the amount of the Class A Preferred Return shall not be reduced by any Distributions.

“Class A Preferred Unit” means a Unit having the rights and obligations specified with respect to a Class A Preferred Unit in this Agreement.

“Class A Preferred Unreturned Capital” means, with respect to any Class A Preferred Unit, as of any date, an amount equal to the excess, if any, of (i) Class A Preferred Original Issue Price, over (ii) the aggregate amount of prior Distributions made by the Company with respect to such Unit pursuant to (A) Section 4.1(a) until the Class A Preferred Unreturned Capital has been reduced to $0 and (B) Section 4.1(b)(i)(A)(II).

“Class B Non-Voting Common Unit” means a Unit having the rights and obligations specified with respect to a Class B Non-Voting Common Unit in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.  Such term, if elected by the Board in its sole discretion, shall be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Collateral Agent” has the meaning set forth in each of the Credit Facilities.

“Commitments” has the meaning set forth in each of the Credit Facilities.

“Common Units” means the Class A Common Units and the Class B Non-Voting Common Units.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Core Business” means (i) ***, and (ii) ***, in each case of clauses (i) and (ii), as conducted as of the Effective Date.

“Contribution Agreement” means that certain Contribution and Investment Agreement, dated as of March 20, 2016, by and among Parent, the Company, GI Netsmart Holdings LLC, a Delaware limited liability company, and Andrews Henderson LLC, a Delaware limited liability company.

“Conversion Time” shall have the meaning set forth in Section 3.3(c)(i).

“Credit Facilities” means (i) that certain First Lien Credit Agreement, dated as of the date hereof, by and among Nathan Intermediate LLC, a Delaware limited liability company, and certain of its Subsidiaries as borrowers, the financial institutions and other entities party thereto as lenders and UBS AG, Stamford Branch, as collateral and administrative agent; and (ii) that certain Second Lien Credit Agreement, dated as of the date hereof, by and among Nathan Intermediate LLC, a

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Delaware limited liability company and certain of its Subsidiaries as borrowers, the financial institutions and other entities party thereto as lenders and UBS AG, Stamford Branch, as collateral and administrative agent.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18–101, et seq., as it may be amended from time to time, and any successor thereto.

“Distribution” means each distribution made by the Company to a Unitholder, with respect to such Person’s Units, whether in cash, property or securities.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Equity Agreement” means an agreement that may be entered into by the Company from time to time in connection with any grant or purchase of any Units.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event Detrimental to the Company” means, a determination by the Board following a Change In Control of Allscripts that: (i) the Allscripts Members (together with (A) its wholly owned Subsidiaries and (B) any Person that directly or indirectly controls a majority of the voting capital stock of Parent) no longer have at least two hundred million dollars ($200,000,000) in cash and/or availability to draw on a revolving credit facility (after taking into account any limits based on availability, such as collateral base) to support their pro rata share (based on the number of outstanding Class A Common Units (on an as converted basis)) of cash needed to fund (A) the Company’s operations consistent with the Budget and/or (B) equity or debt investments in the Company to fund acquisitions of any interest in any other business or entity (whether by acquisition of assets, Equity Securities, merger, consolidation or otherwise), or joint ventures, strategic alliances, partnerships or similar arrangements;  (ii) the Allscripts Members’ repeated failure to support their pro rata share (based on the number of outstanding Class A Common Units (on an as converted basis)) of cash needed to fund the Company’s operations as may be requested by the Board from time to time consistent with the Budget  and such failure to provide support is inconsistent with the support provided by the Allscripts Member prior to the Change in Control of Allscripts]; or (iii)  Parent no longer supports the business strategies of the Company or any of its Subsidiaries outlined by the Board from time to time during its strategy off-sites.

“Fair Market Value” of any asset shall mean the fair value thereof as of the date of valuation as determined by the Board in good faith on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction occurring on the date of valuation and, in the case

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

of any Equity Securities, without regard to the lack of liquidity due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests; provided, however, that if a Principal Member disputes any such determination, the Fair Market Value shall be as mutually agreed upon by the Board and such Principal Member; provided, further, that if the Board and such Principal Member are unable to agree on the Fair Market Value within 10 days, such Fair Market Value shall be determined within 20 days thereafter by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and such Principal Member.  The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company.  Notwithstanding the foregoing, for purposes of Section 9.5 only, if a Repurchase Seller selling at least 0.5% of the Common Units (on an as converted basis) disputes the Board’s determination of Fair Market Value, the Fair Market Value shall be as mutually agreed upon by the Board and such Repurchase Seller; provided, that (i) if the Board and such Repurchase Seller are unable to agree on the Fair Market Value within 10 days, such Fair Market Value shall be determined within 20 days thereafter by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and such Repurchase Seller (and the cost of such arbiter shall be shared equally by the Company and the Repurchase Seller) and (ii) (A) if the Fair Market Value determined by the arbiter is within 10% of the value proposed by the Board (higher or lower), the value proposed by the Board shall be final and conclusive and (B) if the Fair Market Value determined by the arbiter is not within 10% than the value proposed by the Board (higher or lower), then the Company may, in its sole discretion, either (x) complete the repurchase at the Fair Market Value determined by the arbiter or (y) rescind its exercise of its repurchase rights under Section 9.5 and not consummate the repurchase.  If the Company rescinds its exercise of its repurchase rights, the Company shall reimburse the Repurchase Seller for the cost of the arbiter paid by the Repurchase Seller.

“Family Group” means, with respect to a natural person, (i) such natural person’s spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of such natural person and/or such natural person’s spouse and/or descendants, so long as such natural person will remain at all times prior to his or her death in control of such trust, and (iii) following such person’s death, any transferee pursuant to applicable laws of descent and distribution.

“Fiscal Year” means the 12–month period ending on December 31, or such other annual accounting period as may be established by the Board.

“Fully Exercising Member” shall have the meaning set forth in Section 3.7(c).

“Fund Entity” means any of (i) the GI Funds, (ii) any general partner, manager or investment advisor of the Persons set forth in clause (i) above, and (iii) any fund, trust, collective pool, vehicle or entity with a general partner, manager or investment advisor in common with the Persons set forth in clause (i) above.

“GAAP” means generally accepted accounting principles in the United States.

“GI Funds” means GI Partners Fund IV L.P., a Delaware limited partnership, and GI Partners Fund IV-B L.P., a Delaware limited partnership.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“GI Managers” shall have the meaning set forth in Section 5.2(a)(ii).

“GI Members” means (i) GI Netsmart Holdings LLC, a Delaware limited liability company, and (ii) any Members who are Transferees of any GI Member in accordance with the terms hereof.  Any determination, approval or consent to be made or given hereunder by the GI Members must be made or given by the holders of a majority of the Class A Common Units (on an as converted basis) held by all GI Members.

“GI Member Parties” means the Fund Entities, the GI Members and their respective Subsidiaries.

“Henderson Business” means the business of ***,  as such business is conducted by Allscripts and its Subsidiaries, as of the Effective Date.

“Indebtedness” means, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations under swaps, hedges or similar instruments, (iv) all obligations for the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses incurred in the ordinary course of business), (v) all obligations created or arising under any conditional sale or other title retention agreement, (vi) all obligations secured by a Lien, (vii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (viii) all obligations in respect of bankers’ acceptances or letters of credit, (ix) all guarantees of any of the foregoing, and (x) all interest, principal, prepayment penalties, premiums, fees or expenses due or owing in respect of any item listed in clauses (i) through (ix) above.

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Independent Third Party” means any Person, other than a Person which immediately prior to the contemplated transaction is, together with such Person’s Affiliates, a “beneficial owner” (as such term is defined in Rule 13d 3 and Rule 13d 5 promulgated under the Securities Exchange Act) of more than 5% of the voting power of the outstanding voting securities of the Company.

“Initial Public Offering” or “IPO” shall have the meaning set forth in Section 13.1.

“Invested Capital” means, as of date of determination, the aggregate consideration paid by a Principal Member for, and/or Capital Contributions made by a Principal Member with respect to, all of its Units.

“IPO Approving Members” means (i) at any time prior to the earlier of (A) the third anniversary of the Effective Date and (B) Change in Control of Allscripts, both the Allscripts Members and the GI Members and (ii) at any time on or after the earlier of (A) the third anniversary of the Effective Date and (B) Change in Control of Allscripts, the GI Members.

“IPO Entity” shall have the meaning set forth in Section 13.1(a).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“IPO Purchase Notice” shall have the meaning set forth in Section 13.1(c).

“Lenders” has the meaning set forth in each of the Credit Facilities.

“Lien” means any lien, mortgage, pledge, security interest, option, right of first offer, encumbrance or other similar restriction or limitation of any nature whatsoever.

“Management Parties” means the Persons that may from time to time be listed under the subheading titled “Management Parties” on the Unit Ownership Ledger and any other Member who acquires Equity Securities of the Company on or after the Effective Date and/or enters into an Equity Agreement on or after the Effective Date pursuant to the terms of Section 3.1(b) and is designated as a “Management Party” by the Board; provided, that in no event shall a Principal Member be designated as an Management Party.

“Manager” means a current member of the Board, who, excluding any Non-Voting Manager, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act), but will be subject to the rights, obligations and limitations set forth in this Agreement.

“Marketable Parent Common Stock” means common stock of Parent that is listed on an established national securities market.

“Member” means each of the Persons listed on the Unit Ownership Ledger attached hereto and any Person admitted to the Company as a Substituted Member or Additional Member; but in each case only for so long as such Person is shown on the Company’s books and records as the owner of one or more Units.  The Members shall constitute the “members” (as defined in the Delaware Act) of the Company.

“Member Group” means with respect to any Person that is an employee, independent contractor or director or manager of the Company or any of its Subsidiaries, (i) such Person, (ii) any family member or Affiliate of such Person, (iii) any entity in which such Person or any family member or Affiliate of such Person owns an interest, (iv) a trust whose beneficiaries include such Person and/or any family member of such Person, (v) any designee of such Person that becomes an Unitholder (including any individual retirement account holding on such Person’s behalf), and (vi) the direct and indirect Permitted Transferees of each Person identified in subsections (i) through (v).

“Netsmart” means Netsmart, Inc., a Delaware corporation.

“Netsmart Merger Agreement” means that certain Agreement and Plan of Merger, made and entered into as of March 20, 2016 by and among Nathan Intermediate LLC, a Delaware limited liability company, Nathan Merger Co., a Delaware corporation, Netsmart, and Genstar Capital Partners V, L.P., as the Equityholders’ Representative.

“Obligations” has the meaning set forth in each of the Credit Facilities.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Offer Notice” has the meaning set forth in Section 3.7(b).

“Offered Units” has the meaning set forth in Section 9.2(a).

“Offering Member” has the meaning set forth in Section 9.2(a).

“Offering Member Notice” has the meaning set forth in Section 9.2(a).

“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated by the Board in accordance with this Agreement.

“Organizational Documents” means the certificates or articles of formation or incorporation, bylaws, limited liability company agreements, operating agreements, partnership agreements or other similar organizational documents of the Company and the Subsidiaries.

“Parent” means Allscripts Healthcare Solutions, Inc., a Delaware corporation.

“Paul Hastings” has the meaning set forth in Section 14.18(a).

“Permitted Acquisition Issuance” means any issuance approved by the Board of debt securities or Equity Securities of the Company issued for cash solely to finance a majority acquisition of any interest in any other business or entity (whether by acquisition of Equity Securities or assets, or by merger, consolidation or other similar transaction) and for the related working capital needs for such business or entity; provided that any such securities that are issued to a Principal Member are issued at Fair Market Value.

“Permitted Transferee” means (i) with respect to a natural person, a member of such natural person’s Family Group, so long as the Transfer thereto is for bona fide estate planning purposes or upon death in accordance with applicable laws of descent, (ii) with respect to an Allscripts Member, (A) any of such Allscripts Member’s Affiliates, so long as they remain Affiliates of such Allscripts Member and (B) any Person holding a majority of the voting capital stock of Parent, and (iii) with respect to a GI Member, (A) any of such GI Member’s Affiliates (including, for the avoidance of doubt, the Company in connection with any redemption under Section 3.3(e)), so long as they remain Affiliates of such GI Member, (B) any limited partner of a GI Member or other Fund Entity and (C)  Pat Hampson or any of his Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Preemptive Right Member” has the meaning set forth in Section 3.7(a).

“Principal Member” means each of the Allscripts Members and the GI Members.

“Principal Member Indemnitee” has the meaning set forth in Section 6.4(c).

“Principal Member Parties” has the meaning set forth in Section 6.5.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Prior Agreement” has the meaning set forth in the Recitals.

“Public Offering” means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act.

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of Units (or common stock of the Company or an IPO Entity) having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least $75,000,000.

“Redemption Date” has the meaning set forth in Section 3.3(e).

“Redemption Price” has the meaning set forth in Section 3.3(e).

“Redemption Pro Rata Portion” means a fraction determined by dividing (a) the number of Class A Preferred Units redeemed by all of the GI Members pursuant to Section 3.3(e)(i) by (b) the aggregate number of Class A Preferred Units owned by the GI Members immediately prior to such redemption or sale.

“Registration Rights Agreement” has the meaning set forth in Section 13.1(b).

“Rejection Notice” has the meaning set forth in Section 13.1(c).

“Related Employee” means, with respect to a Unitholder who is not an employee or independent contractor of the Company or any of its Subsidiaries, any individual who is an employee or independent contractor of the Company or any of its Subsidiaries that is a family member, beneficiary, partner, trustee or direct or indirect equity owner of such Unitholder.

“Repurchase Notice Date” has the meaning set forth in Section 9.5(a).

“Repurchase Price” has the meaning set forth in Section 9.5(a).

“Repurchase Sellers” has the meaning set forth in Section 9.5(a).

“Repurchase Units” has the meaning set forth in Section 9.5(a).

“Required Lenders” has the meaning set forth in each of the Credit Facilities.

“Restricted Allscripts Parties” means Parent and each of its Subsidiaries.

“Restricted Company Parties” means the Company and its Subsidiaries.

“Restricted Period” means (i) with respect to the Restricted Allscripts Parties, the period from the Effective Date until the second anniversary after the earlier of (A) a Sale of the Company; or (B) the last date that the Restricted Allscripts Parties’ own Units in the Company; (ii) with respect to the GI Member Parties, the period from the Effective Date until the second anniversary

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

after the earlier of (A) a Sale of the Company or (B) the last date that the GI Member Parties own Units in the Company; and (iii) with respect to the Restricted Company Parties, the period from the Effective Date until the Sale of the Company.

“Restricted Sale” means either (i) the sale, lease, license, transfer, conveyance or other disposition to an Independent Third Party or “group” of Independent Third Parties as such term is used for purposes of Sections 13(d) of the Securities Exchange Act, whether or not applicable, in one transaction or a series of related transactions, of 20% or more (measured by Fair Market Value) of the assets of the Company and its Subsidiaries, taken as a whole, or the sale or other disposition (whether by merger, consolidation or otherwise) of one or more Subsidiaries if 20% or more (measured by Fair Market Value) of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, or (ii) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) the result of which is that any Independent Third Party or “group” of Independent Third Parties as such term is used for purposes of Sections 13(d) of the Securities Exchange Act, whether or not applicable, is after giving effect to such transaction, in the aggregate, the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting securities of the Company (excluding any Units issued to employees of the Company or its Subsidiaries).

“ROFO Notice Period” has the meaning set forth in Section 9.2(a).

“ROFO Offer Notice” has the meaning set forth in Section 9.2(a).

“Sale of the Company” means either (i) the sale, lease, license, transfer, conveyance or other disposition to an Independent Third Party or “group” of Independent Third Parties as such term is used for purposes of Sections 13(d) of the Securities Exchange Act, whether or not applicable (and as set forth in Section 9.4(e)), in one transaction or a series of related transactions, of 50% or more (measured by Fair Market Value) of the assets of the Company and its Subsidiaries, taken as a whole, or the sale or other disposition (whether by merger, consolidation or otherwise) of one or more Subsidiaries if 50% or more (measured by Fair Market Value) of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, or (ii) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) the result of which is that any Independent Third Party or “group” of Independent Third Parties as such term is used for purposes of Sections 13(d) of the Securities Exchange Act, whether or not applicable (and as set forth in Section 9.4(e)), is after giving effect to such transaction, in the aggregate, the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting securities of the Company (excluding any Units issued to employees of the Company or its Subsidiaries).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Selling Member” has the meaning set forth in Section 9.3(a).

“Sidley Austin” has the meaning set forth in Section 14.18(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Tag-along Closing Period” has the meaning set forth in Section 9.3(i).

“Tag-along Exercise Notice” has the meaning set forth in Section 9.3(d)(i).

“Tag-along Exercise Period” has the meaning set forth in Section 9.3(d)(i).

“Tag-along Member” has the meaning set forth in Section 9.3(a).

“Tag-along Notice” has the meaning set forth in Section 9.3(c).

“Tag-along Pro Rata Portion” means, for any Selling Member or Tag-along Member, a fraction determined by dividing (a) the number of Common Units (on an as converted basis) owned by such Member immediately prior to such time by (b) the aggregate number of Common Units (on an as converted basis) owned by the Selling Member and all of the Tag-along Members timely electing to participate in the applicable Tag-along Sale pursuant to Section 9.3(d)(i) immediately prior to such time.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Tag-along Sale” has the meaning set forth in Section 9.3(a).

“Tag-along Units” has the meaning set forth in Section 9.3(a).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing.  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.  Notwithstanding the foregoing, any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) of, or share of, capital stock of Parent or partnership interests of any GI Fund shall not be deemed to be a “Transfer” for purposes of this Agreement and shall not be subject to ARTICLE IX (for the avoidance of doubt, this sentence shall not exempt from the definition of “Transfer” any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of any equity securities held by Parent or any GI Fund or any of their respective Subsidiaries).

“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the Effective Date. Such term, if elected by the Board in its sole discretion, shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Unit” means a Unit of a Member or an Assignee in the Company representing a fractional part of the interests in Distributions of the Company held by all Members and Assignees and shall include, without limitation, Class A Preferred Units and Common Units; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records.  Any owner who holds one or more Units but is not also a Member shall not be entitled to exercise any rights of a Member with respect to such Units, except as otherwise provided by non-waivable provisions of applicable law.

“Unit Ownership Ledger” has the meaning set forth in Section 3.1(b).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Article II
ORGANIZATIONAL MATTERS

Section 2.1Formation of LLC

.  The Company was formed on March 17, 2016 pursuant to the provisions of the Delaware Act.

Section 2.2Limited Liability Company Agreement

.  The rights, powers, duties, obligations and liabilities of the Members and Unitholders shall be determined pursuant to the Delaware Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Member or Unitholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the fullest extent permitted by the Delaware Act, control.  Notwithstanding anything to the contrary contained herein, Section 18–210 of the Delaware Act and Section 18–305(a) of the Delaware Act shall not apply to or be incorporated into this Agreement and each Unitholder hereby expressly waives any and all rights under such Sections of the Delaware Act to the fullest extent permitted by the Delaware Act.

Section 2.3Name

.  The name of the Company shall be “Nathan Holding LLC”.  The Board may change the name of the Company at any time and from time to time.  The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.4Purpose

.  The purpose and business of the Company shall be to engage in any lawful acts or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.5Registered Office and Registered Agent

.  The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

Section 2.6Term

.  The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until the Company shall be terminated and dissolved in accordance with the provisions of Article XII.

Section 2.7No Partnership

.

(a)No State Law Partnership.  The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(b)Tax Classification.  The Unitholders intend that the Company shall be classified, from and after the Effective Date, as an association taxable as a corporation for U.S. federal and, if applicable, state or local income tax purposes, pursuant to an election under Treasury Regulation Section 301.7701-3.  Each of the Allscripts Members and GI Members are hereby authorized to make any election or other filing (including on Internal Revenue Service Form 8832) necessary to give effect to such intent.

Article III
UNITS, CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 3.1Units

.

(a)Authorized Units; Subscription.

(i)The total Units and the number of Units of each class or series which the Company has authority to issue shall be determined by the Board from time to time (which determination the Board shall cause to be reflected on the Unit Ownership Ledger) and shall initially consist of 364,128,725 Class A Preferred Units, 351,457,041 Class A Common Units and 116,490,706 Class B Non-Voting Common Units.

(ii)In accordance with the Contribution Agreement, Allscripts Healthcare LLC hereby purchases from the Company, and the Company hereby issues and sells to Allscripts Healthcare LLC, that number of Class A Common Units set forth opposite Allscripts Healthcare LLC’s name on the Unit Ownership Ledger attached hereto as  Schedule A, as in effect on the date hereof.  In accordance with the Contribution Agreement, GI Netsmart Holdings LLC hereby purchases from the Company, and the Company hereby issues and sells to GI Netsmart Holdings LLC, that number of Class A Preferred Units set forth opposite GI Netsmart Holdings LLC’s name on the Unit Ownership Ledger attached hereto as  Schedule A, as in effect on the date hereof.

(iii)The Units shall initially not be certificated, provided that the Board may in its discretion cause the Company to issue certificates representing Units from time to time.  The Company may issue fractional Units.  The ownership by a Member of Units shall entitle such Member to allocations of Distributions of cash and other property as set forth in Article IV hereof.

(b)Unit Ownership Ledger.  The Company shall create and maintain a ledger (the “Unit Ownership Ledger”), a copy of which as in effect on the Effective Date is attached hereto as Schedule A, setting forth the name and address of each Unitholder, the number of each class of Units held of record by each such Unitholder, and the amount of the Capital Contribution made (or deemed to be made) with respect to such Units.  No Unitholder shall be required to make any additional capital contributions to the Company with respect to such Unitholder’s Units.  Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger.  Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are

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outstanding.  Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time.

Section 3.2Issuance of Additional Equity Securities

.  Notwithstanding anything to the contrary contained in Section 14.2 or elsewhere in this Agreement (other than Section 3.7 and Section 5.6, which shall continue to apply), the Board shall have the right, without the approval or consent of any Person other than as required under Section 5.6, at any time and from time to time to cause the Company to create, authorize and/or issue Equity Securities (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board, including rights, powers, and/or obligations different from, senior to or more favorable than existing classes, groups and series of Equity Securities), in which event, the Board shall have the power to amend this Agreement and/or the Unit Ownership Ledger to reflect such authorization, creation and/or additional issuances and dilution and to make any such other amendments as it deems necessary or desirable (in its sole discretion) to reflect such authorization, creation and/or additional issuances and dilution (including, without limitation, amending this Agreement to increase the authorized number of Equity Securities of any class, group or series, to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series of Equity Securities including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities); provided, however, that if the approval or consent of any Person is required under Section 5.6 then the foregoing shall be subject to the specific approval or consent of such Person.

Section 3.3Conversion and Redemption of Class A Preferred Units

.  The holders of the Class A Preferred Unit shall have conversion rights as follows:

(a)Right to Convert.  Each Class A Preferred Unit shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable Class A Common Units as is determined by dividing the Class A Preferred Original Issue Price by the Class A Preferred Conversion Price in effect at the time of conversion.

(b)Fractional Units.  No fractional Class A Common Units shall be issued upon conversion of a Class A Preferred Unit.  In lieu of any fractional Units to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value of Class A Common Unit.  Whether or not fractional Units would be issuable upon such conversion shall be determined on the basis of the total number of Class A Preferred Units the holder is at the time converting into Class A Common Unit and the aggregate number of Class A Commons Unit issuable upon such conversion.

(c)Mechanics of Conversion.

(i)Notice of Conversion.  In order for a holder of Class A Preferred Units to voluntarily convert Class A Preferred Units into shares of Class A Common Units, such holder shall provide written notice to the Company that such holder elects to convert all or any number of such holder’s Class A Preferred Units and, if applicable, any event on which such

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Class A Common Units to be issued.  The close of business on the date of receipt by the Company shall be the time of conversion (the “Conversion Time”), and the Class A Common Unit issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.  The Company shall, as soon as practicable after the Conversion Time pay in cash such amount as provided in Section 3.3(b) in lieu of any fraction of a Class A Common Unit otherwise issuable upon such conversion.  Any Class A Preferred Accrued Return with respect to each Class A Preferred Unit so converted shall be eliminated.

(ii)Reservation of Units.  The Company shall at all times when any Class A Preferred Units shall be outstanding, reserve and keep available out of its authorized but unissued Units, for the purpose of effecting the conversion of the Class A Preferred Units, such number of its duly authorized Class A Common Units as shall from time to time be sufficient to effect the conversion of all outstanding Class A Preferred Units; and if at any time the number of authorized but unissued Class A Common Units shall not be sufficient to effect the conversion of all then outstanding Class A Preferred Units, the Company and the Unitholders shall take such corporate action as may be necessary to increase its authorized but unissued Class A Common Units to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of any necessary amendment to this Agreement.

(d)Adjustments to Class A Preferred Conversion Price for Certain Diluting Issues.

(i)Adjustment for Unit Splits and Combinations.  If the Company shall at any time or from time to time after the Class A Preferred Original Issue Date effect a subdivision of the outstanding Class A Common Units, the Class A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Class A Common Units issuable on conversion of each Class A Preferred Unit shall be increased in proportion to such increase in the aggregate number of Class A Common Units outstanding.  If the Company shall at any time or from time to time after the Class A Preferred Original Issue Date combine the outstanding Class A Common Units, the Class A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Class A Common Units issuable on conversion of each Class A Preferred Unit shall be decreased in proportion to such decrease in the aggregate number of Class A Common Units outstanding.

(ii)Adjustment for Certain Distributions.  In the event the Company at any time or from time to time after the Class A Preferred Original Issue Date shall make a distribution payable on the Class A Common Units in additional Class A Common Units, then and in each such event the Class A Preferred Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance by multiplying the Class A Preferred Conversion Price then in effect by a fraction: (A) the numerator of which shall be the total number of Class A Common Units issued and outstanding immediately prior to the time of such issuance, and (B)  the denominator of which shall be the total number of Class A Common Units issued and outstanding immediately prior to the time of such issuance plus the number of Class A Common Units issuable in payment of such distribution.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(iii)Adjustments for Other Distributions.  In the event the Company at any time or from time to time after the Class A Preferred Original Issue Date shall make a distribution payable in securities of the Company (other than a distribution of Class A Common Units in respect of outstanding Class A Common Units) or in other property, and the provisions of Section 4.1  do not apply to such Distributions, then and in each such event the holders of Class A Preferred Units shall receive, simultaneously with the distribution, a distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Class A Preferred Units had been converted into Class A Common Units on the date of such event.

(iv)Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 4.1, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Class A Common Units (but not the Class A Preferred Units) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 3.3(d)(ii) or Section 3.3(d)(iii)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Class A Preferred Unit shall thereafter be convertible in lieu of the Class A Common Unit into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Class A Common Units issuable upon conversion of one Class A Preferred Unit immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 3.3(d) with respect to the rights and interests thereafter of the holders of the Class A Preferred Unit, to the end that the provisions set forth in this Section 3.3(d) (including provisions with respect to changes in and other adjustments of the Class A Preferred Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A Preferred Units.

(v)Certificate as to Adjustments.  Upon the occurrence of each adjustment of the Class A Preferred Conversion Price pursuant to this Section 3.3(d), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment in accordance with the terms hereof and furnish to each holder of Class A Preferred Units a certificate setting forth such adjustment (including the kind and amount of securities, cash or other property into which the Class A Preferred Units are convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Class A Preferred Units (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Class A Preferred Conversion Price then in effect, and (ii) the number of Class A Common Units and the amount, if any, of other securities, cash or property which then would be received upon the conversion of a Class A Preferred Unit.

(vi)Notice.  In the event: (A) the Company intends to take any action entitling or enabling Unitholders to receive any dividend or other distribution, or to receive any

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right to subscribe for or purchase any securities, or to receive any other security; (B) the Company intends to effect any capital reorganization of the Company, any reclassification of the Common Units, or any Sale of the Company; or (C) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the holders of the Class A Preferred Units a notice specifying, as the case may be, (i) the date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Units (or such other capital stock or securities at the time issuable upon the conversion of the Class A Preferred Unit) shall, or shall be entitled to, exchange their Class A Common Units (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class A Preferred Units and the Class A Common Units.  Such notice shall be sent at least five (5) days prior to the effective date for the event specified in such notice.

(e)Redemption.

(i)At any time and from time to time following the later of (A) the earlier of (I) the fifth anniversary of the Effective Date and (II) a Change In Control of Allscripts, and (B) the earlier of (I) the payment in full of the Obligations under the Credit Facilities and the termination of any Commitments thereunder or (II) with respect to any proposed redemption, such earlier date for such redemption consented to in writing by the Required Lenders under each of the Credit Facilities under which Obligations remain unpaid or under which Commitments continue, the GI Members may cause (without consent of the Board, any Unitholder or any other Person) the Company to redeem all or any portion of their Class A Preferred Units for cash at a price per Unit equal to the Class A Preferred Liquidation Preference for each such Class A Preferred Unit as of the date of such redemption (the “Redemption Price”) as promptly as practicable and in any event not more than ninety (90) days after delivery of a written notice requesting such redemption.  The date of each such redemption, or the date of the expiration of such 90 day period in the absence of any such redemption, shall be referred to as a “Redemption Date”.  If on any Redemption Date, the payment of the Redemption Price together with any payment required by the other provisions of this Section 3.3(e) (or the making of dividends or distributions from the Company’s Subsidiaries to the Company to allow the Company to pay the Redemption Price and make such payments), would violate: (i) the Credit Facilities, (ii) any other third party financing agreement (including any amendment or refinancing of the financing agreements set forth in clause (i) hereof) to which the Company or any of its Subsidiaries is a party which was approved by the Board (with at least one GI Manager consenting), or (iii)  Delaware law governing dividends or distributions, the Company shall (x) use commercially reasonable efforts to obtain such consents, refinance its Indebtedness and/or obtain such financing, and/or take other steps as may be necessary or advisable, to permit the payment of the Redemption Price (and the making of dividends or distributions from the Company’s Subsidiaries to the Company to allow the Company to pay the Redemption Price) in full without violating such law or financing agreement, (y) ratably redeem the maximum number of Class A Preferred Units that it may redeem (pro rata with any Class A

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Preferred Units being redeemed from the Management Parties pursuant to clause (ii) below) consistent with such law or third party financing agreement, and (z) redeem the remaining Class A Preferred Units as soon as it may do so without violating such law or financing agreement.  Notwithstanding anything to the contrary contained herein, (i) in the event that the Company is unable to pay the Redemption Price in full on any Redemption Date, the GI Members may, in their sole discretion, rescind their election to cause the Company to redeem any or all of such Class A Preferred Units (and such Class A Preferred Units shall remain outstanding without any change in their rights hereunder); and (ii) in the event that the Company redeems less than all of the Class A Preferred Units which the GI Members have requested the Company to redeem on the Redemption Date, GI shall retain all rights with respect to any such unredeemed Class A Preferred Units so long as they remain unredeemed, including without limitation the right to convert such Class A Preferred Units in accordance with this Section 3.3.   On or before the applicable Redemption Date, each holder of shares of Class A Preferred Units to be redeemed on such Redemption Date shall execute and deliver to the Company a customary assignment of such Class A Preferred Units separate from certificate in form and substance reasonably acceptable to such holder, and thereupon the Redemption Price for such Class A Preferred Units shall be payable to such holder.  Any shares of Class A Preferred Units that are redeemed or otherwise acquired by the Company or any of its Subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Company nor any of its Subsidiaries may exercise any voting or other rights granted to the holders of Class A Preferred Units following redemption.

(ii)If all or any portion of the Class A Preferred Units held by the GI Members are to be redeemed in accordance with Section 3.3(e)(i), the Company shall give the Management Parties written notice thereof as promptly as practicable, and each Management Party shall have the right, but not the obligation, by giving written notice of exercise to the Company and the Allscripts Members within 10 days after the Company’s delivery of such notice of redemption, to cause (without consent of the Board, any Unitholder or any other Person) the Company to redeem, as applicable, in the discretion of the applicable Management Party, any amount up to the Redemption Pro Rata Portion of their Class A Preferred Units for cash at the same time and on the same terms that apply to the GI Members pursuant to Section 3.3(e)(i), provided that such terms do not apply to the Management Parties disproportionately (for the avoidance of doubt, the Management Parties shall only be redeemed by the Company under this Section 3.3(e)(ii) when the GI Members are actually redeemed by the Company under Section 3.3(e)(i)).

(iii)If, at any time, either: (x) the Allscripts Members hold a majority of the Company’s issued and outstanding Common Units and a majority of the Class A Preferred Units  (in each case, other than Units held by Management Parties) or (y) in connection with any redemption contemplated by Section 3.3(e), as of the Redemption Date both (1) the Allscripts Members hold a majority of the Company’s issued and outstanding Common Units (other than Units held by Management Parties) and (2) no Member (other than the Allscripts Members) retains rights to cause a Sale of the Company or initiate a Public Offering, then:

(A)The Company and Parent shall cause, and Management Parties agree and shall cooperate to cause the Units issued to all Management Parties to be

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Transferred in exchange for Marketable Parent Common Stock; provided that if Parent does not have Marketable Parent Common Stock at such time, the Company shall redeem all Units held by the Management Parties for a cash payment equal to the Fair Market Value of such Units.  Each Unit would be exchanged for a number of shares of Marketable Parent Common Stock equal to the quotient of (A) the Fair Market Value of a Unit determined in accordance with this Section 3.3(e)(iii) divided by (B) the average closing price of a share of common stock of Parent on the principal exchange on which such shares are then trading for the 10 trading days immediately preceding the date of such exchange.

(B)The Company and Parent shall cause, and Management Parties agree and shall cooperate to cause any award, options or other right to acquire Class B Non-Voting Common Units (or any securities exchanged or received in respect thereof) held by any Management Party that are vested as of such time (after taking into account the IRR achieved by the GI Members in connection with their ownership of Units), to be converted: (i) if Parent has Marketable Parent Common Stock as of such time and the outstanding Units were acquired by the Company or the Allscripts Members in a Corporate Transaction, within the meaning of Section 424 of the Code, into the right to acquire Marketable Parent Common Stock, in lieu of the right to acquire Class B Non-Voting Common Units; and (ii) if Parent does not have Marketable Parent Common Stock as of such time or if the outstanding Units were not acquired by the Company or the Allscripts Members in a Corporate Transaction, into the right to receive a cash payment equal to the Fair Market Value of the Class B Non-Voting Common Units subject to such award, option or right, less that applicable exercise price and any applicable withholding taxes.

(C)The Company and Parent shall cause, and Management Parties agree and shall cooperate to cause any award, options or other right to acquire Class B Non-Voting Common Units (or any securities exchange or received in respect thereof) held by any Management Party that are subject to vesting but remain unvested as of such time, to be converted: (i) if Parent has Marketable Parent Common Stock as of such time and the outstanding Units were acquired by the Company or the Allscripts Members in a Corporate Transaction, into the right to acquire Marketable Parent Common Stock, in lieu of the right to acquire Class B Non-Voting Common Units and subject to the same vesting terms; and (ii) if Parent does not have Marketable Parent Common Stock as of such time or if the outstanding Units were not acquired by the Company or the Allscripts Members in a Corporate Transaction, into an unvested right to receive a cash payment (equal to the Fair Market Value of the Class B Non-Voting Common Units subject to such award, option or right, less that applicable exercise price and any applicable withholding taxes) and subject to the same vesting terms.

(D)For purposes of this  Section 3.3(e)(iii) only, the Fair Market Value of the Units shall be as may be mutually agreed upon by the Allscripts Members and the Management Parties holding a majority of the Units to be Transferred, provided, that if the Allscripts Members and such Management Parties are unable to agree on the fair market value within 10 days, such fair market value shall be determined within 20 days thereafter by a nationally recognized investment banking, accounting or valuation firm jointly selected by Allscripts Members and such Management Parties (and the cost of such arbiter shall be shared equally by the Allscripts Members and the Management Parties holding Units to be Transferred).

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(iv)This provisions of this Section 3.3(e) shall automatically terminate and be of no further force or effect immediately before (A) the consummation of the IPO or (B) the consummation of an Approved Sale (unless, in the case of clause (iii), the Allscripts Members are the purchaser in such Approved Sale), whichever occurs first.

Section 3.4Management Incentive Equity

.

(a)Grant of Options.  The Board shall have the right at any time and from time to time to cause the Company to grant options to acquire Class B Non-Voting Common Units to existing or new employees, officers, managers, directors, consultants or other service providers of the Company or any of its Subsidiaries pursuant to Equity Agreements approved by the Board, which Equity Agreements shall contain such provisions as the Board shall determine in its sole discretion.  This Section 3.4, together with the Equity Agreements pursuant to which options are issued, are intended to qualify as a written compensatory benefit plan or compensation contract within the meaning of Rule 701 of the Securities Act and the issuance of Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit the Company’s ability to issue any Units pursuant to any other exemption from registration under the Securities Act available to the Company.

(b)Adjustments to Reflect Economic Intent.  The Board may in its sole discretion adjust the operations of this Agreement (including this Section 3.4 and Section 4.1), any Equity Agreement, the number of outstanding Class B Non-Voting Common Units (by split or combination) and/or the exercise price or vesting terms of any Class B Non-Voting Common Units to achieve the economic results intended by this Agreement with respect to the Class B Non-Voting Common Units, including that the amount that would be distributed with respect to a Class B Non-Voting Common Unit if there were a liquidation and winding-up of the Company shall be the same immediately before and immediately after events that do not result in a Distribution with respect to the Class A Common Units, including an issuance of new Units, a subdivision or combination of Units, a repurchase, redemption or forfeiture of Units or additional Capital Contributions with respect to outstanding Units.

Section 3.5No Withdrawal of Capital

.  Except as otherwise expressly provided herein, no Person shall be entitled to withdraw any part of such Person’s Capital Contributions or to receive any Distribution from the Company.

Section 3.6Loans From Unitholders

.  Loans by Unitholders to the Company shall not be considered Capital Contributions.  The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.7Preemptive Rights

.

(a)Subject to the terms and conditions of Section 5.6, this Section 3.7 and applicable securities laws, if the Company proposes to offer or sell any Equity Securities, the Company shall first offer such Equity Securities to each Member holding Class A Preferred Units or Class A

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Common Units (excluding any Member who is not an “accredited investor” as defined in Regulation D promulgated under the Securities Act) (each, a “Preemptive Right Member”).  A Principal Member shall be entitled to apportion the right of first offer hereby granted to it, in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.

(b)The Company shall give notice (the “Offer Notice”) to each Preemptive Right Member, stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Equity Securities, and (iv) if the consideration to be paid for such Equity Securities includes non-cash consideration, the Fair Market Value thereof.

(c)By notification to the Company within twenty (20) days after the Offer Notice is given, each Preemptive Right Member may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such Equity Securities which equals the proportion that the Class A Common Units (on an as converted basis) then held by such Preemptive Right Member bears to the total Class A Common Units (on an as converted basis) then outstanding; provided that if the consideration to be paid for such Equity Securities includes non-cash consideration, each Preemptive Right Member shall be entitled, at its option, to pay the price in cash in lieu of such non-cash consideration.  At the expiration of such twenty (20) day period, the Company shall promptly notify each Preemptive Right Member that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Member”) of any other Preemptive Right Member’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Member may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the Equity Securities for which Preemptive Right Members were entitled to subscribe but that were not subscribed for by the Preemptive Right Members which is equal to the proportion that the Class A Common Units (on an as converted basis) then held by such Fully Exercising Member bears to the Class A Common Units (on an as converted basis) then held by all Fully Exercising Members who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 3.7(c) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of Equity Securities pursuant to Section 3.7(d).

(d)If all Equity Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 3.7(c), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 3.7(c), offer and sell the remaining unsubscribed portion of such Equity Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Preemptive Right Members in accordance with this Section 3.7.

(e)The right of first offer in this Section 3.7 shall not be applicable to (i) up to 116,490,706 Common Units and/or options to acquire Common Units, in the aggregate and taking into account issuances on or about the date hereof, (as adjusted for unit splits, combinations and

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similar events) issued to officers, managers, directors, consultants, employees or other service providers to the Company or any of its Subsidiaries in connection with their employment or pursuant to incentive or other compensation plans (other than to a Principal Member or its Affiliates or officers, managers, directors, consultants, employees or other service providers of a Principal Member or its Affiliates); (ii) Equity Securities issued in connection with lease financings, bank credit arrangements or similar transactions not including any such transactions with a Principal Member or its Affiliates; (iii) Equity Securities issued in an acquisition by the Company or any of its Subsidiaries as consideration for the securities or assets acquired by the Company or such Subsidiary in connection therewith with any Person other than a Principal Member or any of its Affiliates; (iv) Equity Securities issued upon exercise, conversion or exchange of (A) other Equity Securities which were issued in compliance with Section 3.7 or (B) Equity Securities which were issued in an issuance which is exempt from Section 3.7; (v) Equity Securities issued (other than for cash consideration) in connection with any transactions involving the Company or any of its Subsidiaries and other Persons (other than a Principal Member or any of its Affiliates) that are deemed “strategic” transactions by the Board (including Equity Securities issued in connection with joint ventures and similar arrangements); (vi) Equity Securities issued in connection with any Unit split, Unit dividend or recapitalization of the Company in which holders of the same class of Units participate on a pro rata basis; (vii) Equity Securities issued by a directly or indirectly wholly-owned Subsidiary to the Company or another directly or indirectly wholly-owned Subsidiary or (viii) up to an aggregate of 26,454,313 Class A Preferred Units (as adjusted for unit splits, combinations and similar events) issued to officers, managers, directors or employees that invest or roll over equity or reinvest sale proceeds in connection with the transactions contemplated by the Netsmart Merger Agreement.

(f)Notwithstanding the foregoing (but subject to the terms and conditions of Section 5.6), the Principal Members will be permitted to bridge an offering of Equity Securities otherwise subject to this Section 3.7  (a “Bridge”) by purchasing such Equity Securities from the Company without the Company first complying with the provisions of this Section 3.7; provided, that after any such Bridge, such Principal Members promptly offer the other Preemptive Right Members the right to participate in such offering such that they shall have the same opportunity and right to purchase (on the same price and other terms) the same portion of Equity Securities with respect to the offering as they would have had pursuant to this Section 3.7 if the Bridge had not occurred.

(g)Subject to the terms and conditions of this Section 3.7 and applicable securities laws, if any Subsidiary of the Company proposes to offer or sell any Equity Securities, such Subsidiary shall first offer such Equity Securities to each Principal Member in accordance with the terms and conditions of this Section 3.7, mutatis mutandis.

(h)The covenants set forth in this Section 3.7 shall terminate and be of no further force or effect immediately before (i) the consummation of the IPO or (ii) the consummation of an Approved Sale, whichever occurs first.

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Article IV
DISTRIBUTIONS AND ALLOCATIONS

Section 4.1Distributions

.

(a)Generally.  Subject to Section 4.1(b), the Company may (but shall not be obligated to) make Distributions at such time, in such amounts and in such form (including in kind property) as determined by the Board in its sole discretion, but each such Distribution shall be made to holders of Class A Preferred Units, Class A Common Units and Class B Non-Voting Common Units ratably among such holders based on the number of Class A Common Units (as if all Class A Preferred Units converted into Class A Common Units immediately prior to such Distribution) and Class B Non-Voting Common Units held by each such holder immediately prior to such Distribution.

(b)Following Certain Events.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a Sale of the Company, (x) the Company shall promptly, and in any event with ninety (90) days, make Distributions of all proceeds resulting from such  liquidation, dissolution or winding up of the Company or Sale of the Company (provided, that the Board may cause the Company to retain from such proceeds any amounts needed for present and reasonably anticipated debts, obligations, costs and expenses and reasonable reserves for contingencies), and (y) all Distributions shall be made upon and after such event in the following order and priority (and with respect to each time Distributions are being made, no Distributions shall be made pursuant to any subsequent clause of the following until all Distributions under prior clauses have been fully paid):

(i)first, to the holders of Class A Preferred Units until they have received the greater of (A) an amount necessary to (I) first, reduce the Class A Preferred Accrued Return to zero and (II) second, reduce the Class A Preferred Unreturned Capital to zero, in each case, with respect to each Class A Preferred Unit and (B) the amount they would receive assuming all Class A Preferred Units were converted into Class A Common Units (which amount under this clause (B) shall be payable ratably with (and not in preference to, or first priority in advance of) the amount payable to the holders of Class A Common Units and Class B Non-Voting Common Units under clause (ii) below); and

(ii)second, to holders of Class A Common Units and Class B Non-Voting Common Units ratably among such holders based on the number of Class A Common Units and Class B Non-Voting Common Units held by each such holder immediately prior to such Distribution.

(c)In Kind Distributions.  At any time, and from time to time, in the sole discretion of the Board, the Company may distribute to its Unitholders securities or other property held by the Company.  To the extent the Board determines to distribute such property, the property will be distributed among the Unitholders in the same proportions as cash equal to the Fair Market Value

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of such property would be distributed among the Unitholders pursuant to the other provisions of Section 4.1 above.

(d)Allocation of Consideration upon a Sale of the Company.  The Company and the Unitholders shall not effect any transaction or series of related transactions contemplated by clause (ii) of the definition of Sale of the Company unless the agreements giving effect to such transaction or transactions provide that the consideration payable to Unitholders of the Company shall be allocated among all Unitholders of the Company in accordance with Section 4.1(b).

Section 4.2Withholding

.  The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold.  Any amounts withheld by the Company with respect to a Unitholder pursuant to this Section 4.2 shall be deemed to have been Distributed to such Unitholder for all purposes under this Agreement.

Article V
MANAGEMENT

Section 5.1General Powers

.  Except for situations in which the approval of the Members or any specific Member or group of Members is expressly required by the terms of this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, (ii) the Board shall have full, exclusive, and complete discretion, power and authority to manage, control, administer and operate the business and affairs of the Company, and to make all decisions affecting such business and affairs, and (iii) the Board shall have the power to bind or take any action on behalf of the Company, or to exercise in its sole discretion any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement, or any other agreement, instrument, or other document to which the Company is a party or by virtue of its holding the equity interests of any Subsidiary or other Person.  No single member of the Board (acting in his or her capacity as such) shall have any authority to bind the Company with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement.  Unless otherwise expressly provided herein, any action, approval or determination that may or shall be taken or made by the Board shall be taken or made by the Board in its sole discretion.

Section 5.2Composition

.

(a)The Board shall initially consist of ten (10) Managers.  The Managers shall be appointed as follows:

(i)three (3) Managers shall be designated by the Allscripts Members (the “Allscripts Managers”), initially there shall be two serving Allscripts Managers, Rick Poulton and Paul Black;

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(ii)three (3) Managers shall be designated by the GI Members (the “GI Managers”), who shall initially be Howard Park, David Kreter and Mike Kirkman;

(iii)one (1) Manager shall be the individual serving as the Chief Executive Officer of the business of the Company from time to time, who as of the Effective Date shall be Michael Valentine; and

(iv)three (3) Managers shall be designated with the prior written consent of both the Allscripts Members and the GI Members (the “Non-Voting Managers”), who shall initially be Linda Rosenberg, Carl Byers and Pat Hampson;

provided, however, in the event that there has been an Event Detrimental to the Company, at all times thereafter (i) the total number of Managers constituting the Board and the number of Managers that shall be designated by the GI Members shall each automatically be increased by two (2) (or such greater number as may be necessary to result in the GI Members appointing a majority of the Managers on the Board) without any further action, and (ii) each Allscripts Member shall vote or approve (including with respect to matters set forth in Section 5.6), or execute written consents with respect to, all voting of or approval by securities (including all Class A Common Units) owned by such Allscripts Member or over which Parent or any of its Subsidiaries has control in the manner directed by the Board from time to time.

(b)Managers shall serve until their resignation, death, removal or the election of their successor in accordance with the terms hereof.  The removal from the Board of any Allscripts Manager shall only be at the written request of the Members entitled to designate such Allscripts Manager under Section 5.2(a)(i).  The removal from the Board of any GI Manager shall only be at the written request of the Members entitled to designate such GI Manager under Section 5.2(a)(ii).  The removal from the Board of any Non-Voting Manager shall only be at the written request of the Members entitled to designate such Non-Voting Manager under Section 5.2(a)(iv).  A Manager may resign from the Board by delivering his or her written resignation to the Company at the Company’s principal office addressed to the Board.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(c)In the event that any Allscripts Manager ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a Manager designated by the Members entitled to designate such Allscripts Manager in accordance with Section 5.2(a)(i).  In the event that any GI Manager ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a Manager designated by the Members entitled to designate such GI Manager in accordance with Section 5.2(a)(ii).  In the event that any Non-Voting Manager ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a Non-Voting Manager designated by the Members entitled to designate such Non-Voting Manager in accordance with Section 5.2(a)(iv).

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(d)During the existence of the Company and at the request of either the GI Members or the Allscripts Members at any time, the Company shall cause each of its Subsidiaries to have a board of managers (or board of directors, as the case may be) which mirrors (in number of members and identity of the persons serving as members) the above composition of the Board from time to time (having the same voting rights), including amending organizational documents as necessary to implement this Section 5.2(d).

(e)The Company shall provide each Manager with sufficient information (and, as appropriate, access to Company’s management) to enable each Manager to perform his or her duties as a Manager to evaluate matters presented to the Board and to participate in the Board’s management, control, administration and operation of the business and affairs of the Company, and to make all decisions affecting such business and affairs as contemplated hereunder.

Section 5.3Board Actions; Meetings

.  Each Manager (other than the Non-Voting Managers) shall have one (1) vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise); provided, however, that (a) at any time there is one or more vacancies in the Allscripts Managers, the vote of each such vacancy shall be allocated equally to the serving Allscripts Managers such that the serving Allscripts Managers have an aggregate number of votes equal to three (3) (for example, if there is one (1) vacancy, each serving Allscripts Manager would get 1.5 votes); and (b) at any time there is one or more vacancies in the GI Managers, the vote of each such vacancy shall be allocated equally to the serving GI Managers such that the serving GI Managers have an aggregate number of votes equal to total number of Managers entitled to be appointed by the GI Members at such time (for example, if there is one (1) vacancy and the total number of Managers entitled to be appointed by the GI Members at such time is three (3), each serving GI Manager would get 1.5 votes).  Notwithstanding anything to the contrary contained herein, (a) the Non-Voting Managers shall not be entitled to vote, consent or approve any matter whatsoever, (b) and for purposes of determining the vote, consent or approval of the Managers and/or the Board with respect to any matter under this Agreement or otherwise, the Non-Voting Managers shall be disregarded.  The presence, in person or by proxy, of Managers holding at least a majority of the votes of the total number of Managers (other than Non-Voting Managers) comprising the Board (i.e., including any vacancies on the Board), including at least one GI Manager and one Allscripts Manager, shall constitute a quorum for the transaction of business at any meeting of the Managers; provided, however, that (a) if a quorum cannot be obtained at two consecutive duly called meetings because of the absence of at least one GI Manager at both of such consecutive meetings, the presence of at least one GI Manager shall not be necessary to constitute a quorum at the next (and only the next) duly called meeting; or (b) if a quorum cannot be obtained at two consecutive duly called meetings because of the absence of at least one Allscripts Manager at both of such consecutive meetings, the presence of at least one Allscripts Manager shall not be necessary to constitute a quorum at the next (and only the next) duly called meeting.  The affirmative vote (whether by proxy or otherwise) of the Managers holding at least a majority of the votes of the total number of Managers (other than Non-Voting Managers) comprising the Board (i.e., including any vacancies on the Board) when a quorum is present shall be the act of the Board.  Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of the Managers then serving on such committee holding at least a majority

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of the votes the total number of members (other than Non-Voting Managers) comprising the committee (i.e., including any vacancies on the committee) shall be the act of such committee.  Any committee established by the Board shall be comprised of at least one Allscripts Manager and one GI Manager.  Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee.  Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board.  Special meetings of the Board may be called by any Manager and special meetings of any committee may be called by any Manager on such committee.  Notice of each special meeting of the Board or committee stating the date, place and time of such meeting shall be given to each Manager (in the case of a Board meeting) or each Manager on such committee (in the case of a committee meeting) by hand, telephone, electronic mail, telecopy or overnight courier at least 48 hours prior to such meeting and shall be deemed delivered when received.  Notice may be waived before or after a meeting or by attendance without protest at such meeting.  The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Managers as to whom it was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  The actions by the Board or any committee thereof may be taken by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by Managers holding at least a majority of the votes of the total number of Managers (other than Non-Voting Managers) comprising the Board (i.e., including any vacancies on the Board), including at least one GI Manager and one Allscripts Manager.  Any action taken pursuant to such written consent of the Board or such committee shall have the same force and effect as if taken by the Board or such committee at a meeting thereof.  A meeting of the Board or any committee may be held by telephone conference or similar communications equipment by means of which all individuals participating in the meeting can be heard.  The Board and any committee may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate.  The Company shall pay the reasonable out-of-pocket expenses incurred by the Managers in connection with attending meetings of the Board, the board of any Subsidiary or any committee thereof.

Section 5.4Delegation of Authority; Officers

.

(a)The Board may, from time to time, delegate to one or more Persons (including any Member, Manager or Officer and including through the creation and establishment of one or more other committees) such authority and duties as the Board may deem advisable.  Any delegation pursuant to this Section may be revoked at any time by the Board.

(b)The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company.  Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them.  The Board may assign titles to particular Officers (including, without limitation, Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice President, Executive Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer).  Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation

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formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation or limitation of authority and duties made to such Officer by the Board, and (ii) any the specific limitations set forth herein.  Each Officer shall hold office until such Officer’s successor shall be duly designated or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same individual.  The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

(c)Any Officer (subject to any contract rights available to the Company or any of its Subsidiaries, if applicable) may resign as such at any time.  Such resignation shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective.  Any Officer may be removed as such, either with or without cause, by the Board in its sole discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed.  Designation of an Officer shall not of itself create contract rights.  Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(d)Officers, in the performance of their duties as such, shall owe to the Company and to the Members fiduciary duties (including the duty of loyalty and due care) of the type owed by officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

Section 5.5Member Authority; Member Actions; Meetings

.

(a)Member Authority.  No Unitholder or Member in its capacity as such has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority and power has been expressly granted to and not revoked from such Unitholder or Member by the Board or the express provisions of this Agreement, and the Unitholders and Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

(b)Member Actions; Meetings.  Except as expressly and specifically provided in this Agreement (including Section 5.6, Section 5.7, Section 9.4 and Section 13.1), the Members shall have no right to vote or approve any matter.  For situations for which the approval of a particular group of Members is specifically and expressly required by this Agreement (including Section 5.6, Section 5.7, Section 9.4 and Section 13.1), the Members shall act through meetings and written consents as described in this Section 5.5(b).  The Members holding Class B Non-Voting Common Units shall have no voting rights with respect to such Class B Non-Voting Common Units.   For situations for which the vote or approval of a particular group of Members is specifically and expressly required by this Agreement (including Section 5.6, Section 5.7, Section 9.4 and Section 13.1), as applicable, (i) the Members holding Class A Preferred Units shall be entitled to a number

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of votes for each Class A Preferred Unit equal to the number of Class A Common Units into which it is convertible, and (ii) the Members holding Class A Common Units shall be entitled to one vote per Class A Common Unit.  For situations for which the vote or approval of a particular group of Members is specifically and expressly required by this Agreement (including Section 5.6, Section 5.7, Section 9.4 and Section 13.1), the actions by such particular group of Members may be taken at a meeting called by Members holding at least 10% of the Units entitled to vote or consent on the matter on at least 48 hours’ prior written notice to the other Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called.  The presence, in person or by proxy, of Members holding a majority of the votes of a particular group of Members entitled to vote on or approve a matter shall constitute a quorum for the transaction of business at any meeting of such particular group of Members with respect to such matter.  The affirmative vote (whether by proxy or otherwise) of the Members holding at least a majority of the votes of a particular group of Members entitled to vote on or approve a matter when a quorum is present shall be the act of the Members with respect to such matter.  The actions by a particular group of Members entitled to vote on or approve a matter may be taken by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members holding at least a majority of the votes of such particular group of Members entitled to vote on or approve such matter.  Any action taken pursuant to such written consent of the particular group of Members shall have the same force and effect as if taken by such particular group of Members at a meeting thereof.  A meeting of a particular group of Members entitled to vote on or approve a matter may be held by telephone conference or similar communications equipment by means of which all individuals participating in the meeting can be heard.

Section 5.6Principal Member Protective Provisions

.  Notwithstanding anything to the contrary contained herein, the Company shall not, and shall cause its Subsidiaries to not, directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the prior written consent of both the Allscripts Members and the GI Members (which consent may be withheld by any such Member in its sole discretion), and any such act or transaction entered into without such consent shall be null and void ab initio, and of no force or effect:

(a)create, or authorize the creation of, or issue or sell, or obligate itself to issue or sell, any Equity Securities or debt securities, or increase the authorized number of Equity Securities (except for a Permitted Acquisition Issuance or as otherwise provided in Section 13.1);

(b)purchase, redeem or prepay, or pay or declare any dividend or make any distribution on any Equity Securities or debt securities (other than (i) as specifically provided in  Section 3.3(e) or (ii)  repurchases from former employees, officers, directors, consultants or other natural persons who performed services for the Company or any Subsidiary (excluding any Principal Member or any Affiliate of a Principal Member or any director, manager, officer or employee of any of the foregoing (but not excluding, in any way, a Management Party)) in connection with the cessation of such employment or service);

(c)any Restricted Sale occurring on or before the fifth anniversary of the Effective Date (except as otherwise provided in Section 9.4), unless in such transaction both Principal

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Members receive Distributions or payments in such transaction that, together with any Distributions previously received, are at least two times their Invested Capital;

(d)any Initial Public Offering (except as otherwise provided in Section 13.1), unless the price per share as of the effectiveness of such Initial Public Offering implies a value of the Company such that both Principal Members’ ownership interest in the Company has an implied value that, together with any Distributions previously received, is at least two times their Invested Capital;

(e)(i) liquidate, dissolve or wind-up its business and affairs; (ii) commence any case, proceeding or other action under Title 11 of the United States Code or any other existing or future liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time, seeking to have an order for relief entered with respect to it, or to adjudicate it as bankrupt or insolvent, or reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (iii) make a general assignment for the benefit of its creditors; or (iv) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above by the Company or any Subsidiary or by any other Person against the Company or any Subsidiary (except, in the case of clauses (i) and (iv) above, in connection with any action pursuant to Section 9.4);

(f)enter into any agreement, contract or transaction (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Principal Member, any Affiliate of any Principal Member or any other Affiliate of the Company (except in connection with any Permitted Acquisition Issuance or any action pursuant to Section 3.3(e) or Section 13.1);

(g)amend, alter, repeal or waive any provision of this Agreement or any of its Organizational Documents (except (i) that any right given specifically to a Principal Member may be waived by such Principal Member and (ii) in connection with any Permitted Acquisition Issuance or any action pursuant to Section 3.3(e), Section 9.4 or  Section 13.1);

(h)increase or decrease the authorized number of Managers constituting the Board (except as specifically provided in Section 5.2);

(i)except as provided in Section 2.7(b), make any tax elections affecting the tax classification of the Company;

(j)make any material change to any accounting policies, procedures, methods or practices, except as required to remain in compliance with GAAP; or

(k)authorize any of the foregoing or enter into an agreement or contract to do any of the foregoing.

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The rights under this Section 5.6 of each GI Member shall terminate if at any time the GI Members cease to hold, in the aggregate, at least 25% of the Class A Common Units (on an as converted basis).  The rights under this Section 5.6 of each Allscripts Member shall terminate if at any time the Allscripts Members cease to hold, in the aggregate, at least 25% of the Class A Common Units (on an as converted basis).

Section 5.7Approval of the Budget

.  The Company shall obtain the prior approval of the Allscripts Members’ before adopting:

(a)the annual operating budget of the Company and its Subsidiaries including projected income statements, balance sheets, and statement of cash flows along with headcount plans, spending plans and product roadmaps together with supporting financial and operational information that is reasonable and customary to support, clarify or otherwise explain items included in the operating budget, reported at a level at least as granular as that at which resource allocation decisions are made by and/or actual performance is measured in the normal course of business; and

(b)mid-year changes of more than 10% (either upward or downward) in the approved annual operating budget reported at a level at least as granular as that at which resource allocation decisions are made and/or actual performance is measured in the normal course of business.

The Company shall operate the Company and its Subsidiaries consistent with the approved budget as provided for in this Section 5.7 (taking into account changes permitted by clause (b)).

Section 5.8No Encumbrances

.  Notwithstanding anything to the contrary contained herein, no Unitholder shall create, incur, or permit to exist any Lien on  any Units or other Equity Securities of the Company or any of its Subsidiaries or any interests therein, in each case, held or owned, beneficially or of record, by such Unitholder.

Section 5.9Non-Competition

.

(a)During the Restricted Period in the U.S., Canada and the United Kingdom:

(i)the Restricted Allscripts Parties shall not sell or resell any solutions that are competitive with the Company Core Business to customers whose principal business use of such solutions is in the Company Core Business market segments;

(ii)the Restricted Company Parties shall not sell or resell any solutions that are competitive with the Allscripts Core Business to customers whose principal business use of such solutions is in the Allscripts Core Business market segments;

(iii)Notwithstanding anything herein to the contrary, nothing in this Section 5.9 shall prohibit either the Restricted Allscripts Parties or the Restricted Company Parties from:

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(A)working directly with a competitor of either party at the request of a customer (provided that such competitor contracts directly with such customer; provided further that a party may sign a Business Associate Agreement directly with such competitor);

(B)continuing relationships under marketing agreements or similar arrangements (including renewing, extending or entering into new agreements or arrangements) with a competitor of either party; provided that, for the avoidance of doubt, this clause (B) does not permit reseller agreements or, with respect to the Restricted Company Parties, except with the prior written consent of the Allscripts Members, allow for material expansion of the scope of agreements or arrangements with any competitor listed on Schedule 5.9;

(C)interfacing or providing for interoperability with a competitive solution;

(D) (i) continuing to provide and make available revenue cycle management, hosting, data analytics or other similar solutions, (ii) providing and making available tele-medicine and solutions that provide patient monitoring to the home (including the connection of personal or other devices located in the home), (iii) developing, selling or reselling

(a) managed IT services, (b) professional services, (c) population health management solutions or (d) public health solutions, (iv) providing and making available Medicaid processing solutions, or (v) providing and making available solutions to accountable care organization and payer solutions;

(E)in the case of Restricted Allscripts Parties, engaging in activities being conducted by the Restricted Allscripts Parties prior to Effective Date (including sales to existing customers), for the avoidance of doubt: (1) Restricted Allscripts Parties activities prior to the Effective Date do not include activities described in clause (i) of Company Core Business; and (2) Restricted Allscripts Parties activities prior to the Effective Date include: (a) the sale or resale of solutions that provide patient monitoring to the home (including the connection of personal or other devices located in the home) and (b) the following solutions or services offered by the Restricted Allscripts Parties: (i) Allscripts Referral Management, dbMotion, FollowMyHealth or any other population health management solution offered by the Andrews Group Members, other than Allscripts Homecare, (ii) ambulatory solutions (including Allscripts Payerpath), (iii) acute care solutions, and (iv) revenue cycle management services;

(F)in the case of Restricted Company Parties, engaging in activities being conducted by Restricted Company Parties prior to Effective Date (including sales to existing customers), for the avoidance of doubt, including (a) all activities being conducted by Netsmart, Inc., a Delaware corporation, and its Subsidiaries and (b) all activities being conducted by the Henderson Business;

(G)entering into any line of business or address any market segment that is not being addressed by the Restricted Allscripts Parties or the Restricted Company Parties, immediately following the Effective Time; and

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(H)developing, selling or reselling competitive solutions to the extent reasonably necessary to respond to regulatory requirements or the requirements of health plan contracts.

(b)During the Restricted Period, (i) the Restricted Allscripts Parties shall not collectively acquire in the aggregate a 35% or more interest in any Person if, for the most recent twelve month period ending prior to the date of such acquisition, the consolidated gross revenues of such Person derived from any Company Core Business exceed 35% of the total consolidated gross revenue of such Person; and (ii) the GI Member Parties shall not collectively acquire in the aggregate a 35% or more interest in any Person if, for the most recent twelve month period ending prior to the date of such acquisition, the consolidated gross revenues of such Person derived from any Company Core Business exceed 35% of the total consolidated gross revenue of such Person.  Also, during the Restricted Period, the Restricted Allscripts Parties or the GI Member Parties shall only be entitled to acquire (in the aggregate) a more than 50% interest in any Person if for the most recent twelve month period ending prior to the date of such acquisition, the consolidated gross revenues of such Person derived from any Company Core Business is less than 35% of the total consolidated gross revenue of such Person and such Restricted Allscripts Party or the GI Member Parties  causes such acquired Person to divest such competitive portion of its business within the twelve month period following consummation of such acquisition. Moreover, during the Restricted Period, if the Restricted Allscripts Party or the GI Member Parties, as the case may be, acquire (in the aggregate) an interest of between 35% and 50% and if at, any time thereafter, such acquired Person’s consolidated gross revenues derived from any Company Core Business exceeds 35% of the total consolidated gross revenues of such Person (determined on an annual basis), then the applicable Restricted Allscripts Party or the GI Member Parties shall divest of their investment in such Person within twelve months of the date that the applicable Restricted Allscripts Party or GI Member Party learns that such acquired Person exceeded the 35% revenue threshold.  The acquisition of a less than 35% interest in the aggregate shall be permitted by either the Restricted Allscripts Parties or the GI Member Parties. Finally, the Restricted Company Parties shall be restricted and entitled to acquire interests with respect to the Allscripts Core Business to the same extent as the Restricted Allscripts Parties with respect to the Company Core Business. As used in this Section 5.9(d), a 35% interest or 50% interest means: (A)  owning, directly or indirectly, 35% or more, or 50% or more (as the case may be), of the value of the issued and outstanding securities, or (B) controlling 35% or more, or 50% or more (as the case may be) of the voting interests.  The operation of any Persons acquired and maintained in accordance with this Section 5.9(b) shall not violate the terms of Section 5.9(a) and, for purposes of this Section 5.9(b), revenue shall not be deemed to be derived from a Company Core Business (or require any divestiture) if the underlying activities would not violate Section 5.9(a).

(c)Upon the consummation of any Transfer of Units by a GI Member to an Allscripts competitor listed on Schedule 5.9 or a Sale of the Company to an Allscripts competitor listed on Schedule 5.9, the obligations imposed on the Restricted Allscripts Parties under this Section 5.9 shall be modified as determined by the Allscripts Member in its sole discretion.

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(d)Each Principal Member hereby agrees that, in connection with any Sale of the Company, such Principal Member shall enter into an agreement with the acquirer in such Sale of the Company to continue to be bound by provisions of this Section 5.9 during the Restricted Period.

(e)If the final judgment of a court of competent jurisdiction or other governmental authority declares that any term or provision of this Section 5.9 is invalid, illegal or unenforceable, the parties agree that the court or governmental authority making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

(f)Each of the Restricted Allscripts Parties, the Restricted Company Parties and the GI Member Parties acknowledges and agrees that (i) the covenants and agreements set forth in this Section 5.9 were a material inducement to the other Principal Members to enter into this Agreement and the Contribution Agreement, (ii) the length of time, scope and geographic coverage of the covenants set forth in this Section 5.9 are reasonable given the benefits such Person will directly or indirectly receive under this Agreement and, if applicable, the Contribution Agreement, (iii) such Person will not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 5.9 in any suit, claim, litigation, arbitration, mediation or other proceeding, regardless of who initiates such suit, claim, litigation, arbitration, mediation or other proceeding.  Each of the Restricted Allscripts Parties, the Restricted Company Parties and the GI Member Parties further acknowledges and agrees that irreparable injury will result to the other Principal Member if such Person breaches any of the terms of this Section 5.9, and that in the event of an actual or threatened breach by such Person of any of the provisions contained in this Section 5.9, the other Principal Member will have no adequate remedy at law.  Each of the Restricted Allscripts Parties, the Restricted Company Parties and the GI Member Parties accordingly agrees that in the event of any breach by such Person of any of the provisions contained in this Section 5.9, the other Principal Member and the Company, as applicable, shall be entitled to injunctive and other equitable relief without (A) the posting of any bond or other security, (B) the necessity of showing actual damages and (C) the necessity of showing that monetary damages are an inadequate remedy.  Nothing contained herein shall be construed as prohibiting the Company or the Principal Members from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.  Each Member that is a Restricted Allscripts Party or GI Member Party shall cause their non-member Affiliates who are Restricted Allscripts Parties or GI Member Parties to comply with this Section 5.9, and shall be liable for any breach by any of such non-member Affiliates of this Section 5.9.   The parties hereto agree that Parent and the GI Funds are express intended third party beneficiaries of this Section 5.9 and this Section 5.9 may not be amended, modified or restated without their prior written consent.

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Article VI
LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Section 6.1Liabilities of the Company

.  Except as otherwise provided by non-waivable provisions of the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder, Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder, Member or Manager of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders, Members or Managers for debts, obligations and liabilities of the Company.

Section 6.2No Duties

.  To the extent that, at law or in equity, a Unitholder, Member or Manager (other than a Manager that is also an Officer), in each case, in their capacity as such, has any duty (including any fiduciary duty) to the Company, a Unitholder, a Member or any other Person that is party to or otherwise bound by this Agreement, all such duties are hereby eliminated, and each of the Company, Unitholders, Members and such other Persons hereby waives such duties (including any fiduciary duties), to the fullest extent permitted by the Delaware Act and all other applicable law.  In addition, each of the Unitholders, Members and any other Person that is party to or otherwise bound by this Agreement acknowledges and agrees that (a) it shall not (and shall not assist any Person attempting to), directly or indirectly, derivatively or otherwise, make any claim with respect to or seek to enforce any duty (including any fiduciary duty) which any Person may have to any Subsidiary of the Company in their capacity as a director, manager, officer or equity holder of such Subsidiary and (b) the Company, acting directly or indirectly through its control of any Subsidiary, shall have the sole and exclusive right to make any such claim or seek any such enforcement.

Section 6.3Waiver of Liability

.  No present or former Unitholder, Member or  Manager (other than a Manager that is also an Officer) or any of their respective Affiliates or any equity holder, partner, director, manager, officer, employee, agent or representative of any of the foregoing shall be liable to the Company or any of its Subsidiaries or to any Member or Unitholder for any act or omission performed or omitted by such Unitholder, Member, Manager or Officer in their capacity as such; provided that (a)  such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s fraud, bad faith or knowing violation of law (in each case, as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected)) and (b) for the avoidance of doubt, such limitation of liability shall not apply with respect to any breaches of any representations, warranties or covenants by any such Person contained herein or in any other agreement with the Company or any of its Subsidiaries.  With respect to any action taken or decision or determination made by any Manager (other than a Manager that is also an Officer), or the Board (or any committee thereof) in their capacity as such, it shall be presumed that such Manager or the Board (or such committee thereof) acted in good faith and in compliance with this Agreement and the Delaware Act, and any

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Person bringing, pleading or prosecuting any claim with respect to any action taken or decision or determination made by any Manager (other than a Manager that is also an Officer) or the Board (or any committee thereof) in their capacity as such shall have the burden of overcoming such presumption by clear and convincing evidence; provided that, for the avoidance of doubt, this sentence shall not be deemed to increase or place any duty (including any fiduciary duty) on any Manager or  the Board (or any committee thereof).

Section 6.4Indemnification

.

(a)Generally.  The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all proceedings, claims, actions, liabilities, losses, damages, costs or expenses (including reasonable attorney fees and expenses, judgments, fines, excise taxes or penalties) incurred or suffered by such Person by reason of the fact that such Person is or was a Unitholder or Member or is or was serving as a Manager or Officer of the Company or is or was serving at the request of the Company as a managing member, manager, officer, director, principal, member, employee, agent or representative of another Person; provided that (unless approved by the Board) no Indemnified Person shall be indemnified (a) with respect to proceedings, claims or actions (i) initiated or brought voluntarily by or on behalf of such Indemnified Person and not by way of defense or (ii) brought against such Indemnified Person in response to a proceeding, claim or action initiated or brought voluntarily by or on behalf of such Indemnified Person against the Company or any of its Subsidiaries, (b) for any amounts paid in settlement of a claim effected without the prior written consent of the Company to such settlement, (c) to the extent such proceedings, claims, actions, liabilities, losses, damages, costs or expenses arise from such Person’s fraud, bad faith or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or (d) for the avoidance of doubt, with respect to any breaches of any representations, warranties or covenants by any such Person contained herein or in any other agreement with the Company or any of its Subsidiaries or (e) with respect to Officers, if such Officer breached his or her fiduciary duties to the Company or Members as required pursuant to Section 5.4(d), in which case, such Officer shall be entitled to indemnification from the Company to the fullest extent permitted under the Delaware General Corporations Act (as if the Company was a Delaware corporation).  Expenses, including reasonable attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person (in form and substance reasonable acceptable to the Board) to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.  If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each

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Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated.

(b)Employees and Agents.  The Company, in the sole discretion of the Board, may indemnify and advance expenses to an employee or agent of the Company or any of its Subsidiaries to the same extent and subject to the same conditions under which it is obligated to indemnify and advance expenses to an Indemnified Person under Section 6.4(a).

(c)Principal Members.  The parties hereto hereby agree (a) that the Company and the Subsidiaries shall be the indemnitors of first resort (i.e., their obligations to provide indemnification and/or advance expenses to any individual designated by a GI Member or Allscripts Members, as applicable, as a Manager or Officer of the Company or a director, manager or officer of any Subsidiary (each, a “Principal Member Indemnitee”) under their respective Organizational Documents and/or any agreement with a Principal Member Indemnitee are primary, and any obligation of the Principal Members to provide indemnification and/or advance expenses for the same liabilities or expenses incurred by a Principal Member Indemnitee are secondary), (b) that the Company and the Subsidiaries shall be required to provide indemnification and advance expenses to the fullest extent required by the terms of the applicable Organizational Documents and/or any agreement between the Company or any Subsidiary and a Principal Member Indemnitee without regard to any rights a Principal Member Indemnitee may have against the Principal Members and (c) that each of the Company and the Subsidiaries irrevocably waives, relinquishes and releases the Principal Members from any and all claims against the Principal Members for contribution, subrogation or any other recovery of any kind in respect thereof.  The parties hereto further agree that no payment or advancement by the Principal Members on behalf of a Principal Member Indemnitee with respect to any claim for which a Principal Member Indemnitee has sought or may seek indemnification from the Company or any Subsidiary shall affect the foregoing, and the Principal Members shall have a right of contribution and/or to be subrogated to the extent of such payment or advancement by a Principal Member to all of the rights of recovery a Principal Member Indemnitee may have against the Company or any Subsidiary under the applicable Organizational Documents and/or any agreement between the Company or any Subsidiary and a Principal Member Indemnitee.  The Company and the Subsidiaries shall use their best efforts to cause their insurance providers, if any, to satisfy any claims against the Principal Member Indemnitees arising out of their service as officers, directors, managers, employees and/or fiduciaries of the Company and the Subsidiaries to the fullest extent of the coverage provided, notwithstanding any other indemnities or insurance available to any Principal Member Indemnitee from any Principal Member.  The parties hereto agree that all Principal Members and Principal Member Indemnitees are express intended third party beneficiaries of this Agreement.

Section 6.5Other Business Interests

.

(a)Except as otherwise specifically provided in Section 5.9, the Company, Unitholders and Members expressly acknowledge and agree that (i) (A) the Principal Members and their respective Affiliates (including, with respect to the GI Members, the Fund Entities), employees, officers, directors, managers and equity holders (excluding any Management Party), and (B) any

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Management Party following termination of employment of such Management Party with the Company and its Subsidiaries or, in the case of a Management Party that is a non-employee Manager or non-employee manager or director of any of the Company’s Subsidiaries, after such Management Party is no longer a Manager or a manager or director of the Company’s Subsidiaries  (but, notwithstanding anything to the contrary contained herein, subject in all cases to any restrictions contained in any separate written agreement between the applicable Management Party and the Company or any of its Subsidiaries) (the parties identified clause (A) and (B) collectively, the “Principal Member Parties”) are permitted to, and may presently or in the future directly or indirectly conduct any business, investment or activities whatsoever (including one that may be competitive with or complementary to the businesses of the Company and its Subsidiaries) through entities other than the Company and its Subsidiaries, (ii) no Principal Member Party shall have any obligation to inform any of the Company, the Members or Unitholders of any business or investment opportunity, whether or not such opportunity is within the scope of the business of the Company and its Subsidiaries or any anticipated or potential extension or expansion thereof, (iii) none of the Company and its Subsidiaries, the Members or Unitholders shall have any right in or to such other business interests, investments or activities or the income or proceeds derived therefrom and (iv) the Company (on behalf of itself and its Subsidiaries) and each Member and Unitholder waives any rights he, she or it might otherwise have to share or participate in the business interests, investments or activities of Principal Member Parties.

(b)Notwithstanding anything to the contrary set forth herein, during their term of employment with the Company or any of its Subsidiaries (or, in the case of a Management Party that is a non-employee Manager or non-employee manager or director of any of the Company’s Subsidiaries, during the period such Management Party is a Manager and/or a manager of one of the Company’s Subsidiaries), each Management Party shall present, and if applicable, shall cause all of its Related Employees to present, all business or investment opportunities to the Company of which any of the foregoing become aware which are, or may be, within the scope of the business or investment objectives of the Company and its Subsidiaries or any anticipated or potential extension or expansion thereof, or are otherwise competitive with or complementary to the Company and its Subsidiaries, and no Management Party or Related Employee of a Management Party shall pursue or participate in any such opportunity during their respective terms of employment with the Company or any of its Subsidiaries without the prior written consent of the Company.

Section 6.6Effect on Other Agreements

.  This Article VI shall not in any way affect, limit or modify any Officer’s liabilities, obligations, duties or responsibilities under any employment agreement, retention agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement, senior management agreement or any other agreement with respect to the provision of services to the Company and/or any of its Subsidiaries.

Section 6.7Insurance

.  The Company shall not cease to maintain a directors and officers liability insurance policy in an amount of at least $10,000,000, and the Company shall annually, within one hundred twenty (120) days after the end of each Fiscal Year of the Company, deliver to the GI Members and Allscripts Members a certification that such a directors and officers liability insurance policy remains in effect.

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Article VII
INFORMATION RIGHTS

Section 7.1Information Rights

.

(a)The Company will deliver each of the following items to each Principal Member:

(i)as soon as practicable after the end of each Fiscal Year of the Company, but in any event in sufficient time for the Allscripts Member to meet its SEC filing requirements, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such Fiscal Year and (y) the comparable amounts for the prior year and as included in the Budget for such year, and (iii) a statement of members’ equity as of the end of such year, and all such financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable after the end of each of the first three (3) quarters of each Fiscal Year of the Company, but in any event in sufficient time for the Allscripts Member to meet its SEC filing requirements, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii)as soon as practicable, but in any event within five (5) Business Days of the end of each month, an unaudited preliminary trial balance from the Company’s accounting system compiled in accordance with GAAP and complete in all material respects and in a format acceptable to the consolidating entity.  Within ten (10) Business Days of the end of each month, an unaudited final trial balance from the Company’s accounting system compiled in accordance with GAAP and complete in all material respects and in a format acceptable to the consolidating entity along with an income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iv)as soon as practicable, but in any event fifteen (15) days before the end of each Fiscal Year, a budget and business plan for the next Fiscal Year (collectively, the “Budget”), approved by the Board and in accordance with Section 5.7 and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(v)such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Principal Member may from time to time reasonably request.

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If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

(b)The Company shall cooperate with Allscripts Members in connection with the preparation of SEC filings and Allscripts financial reporting and provide Allscripts Members with any other information reasonably requested.

(c)The Company shall permit each Principal Member, at such Principal Member’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Principal Member.

(d)The Company will deliver the following information to a Management Party holding at least 0.5% of the Common Units (on an as converted basis) if such Management Party’s (or its Related Employee’s) employment with the Company and its Subsidiaries has terminated (or, in the case of a Management Party that is a non-employee Manager or a non-employee manager or director of one of the Company’s Subsidiaries, if such Management Party ceases to be a Manager or a manager or director of one of the Company’s Subsidiaries) and such Management Party has delivered a written request for such information:

(i)as soon as reasonably practicable after the end of each quarter of each Fiscal Year of the Company, unaudited summary statements of income and cash flows for such fiscal quarter, and an unaudited summary balance sheet as of the end of such fiscal quarter;

provided, however, that the rights under this Section 7.1(d) shall not apply with respect to any Management Party if such Management Party or its Related Employee directly or indirectly engages in (whether as an employee, consultant, agent, proprietor, principal, partner, equityholder, corporate officer, director or otherwise), or has any ownership interest in, or participates in the financing, operation, management or control of, any Person or business located anywhere in the continental United States where the Company presently conducts business or conducts business at any time that competes with the Company or any of the Subsidiaries (excluding purchasing and holding only for investment purposes less than two percent (2%) of the shares of any corporation in competition with the Company whose shares are regularly traded on a national securities exchange).

(e)The covenants set forth in this Section 7.1 shall terminate and be of no further force or effect immediately before (i) the consummation of the IPO or (ii) the consummation of an Approved Sale, whichever occurs first.

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Article VIII
TAX MATTERS

Section 8.1Preparation of Tax Returns

.  The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company.  Each Unitholder shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s income tax returns to be prepared and filed.  The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise.

Article IX
TRANSFER OF UNITS

Section 9.1Restrictions

.

(a)Except (i) after the second (2nd) anniversary of the Effective Date, by a Principal Member in compliance with Section 9.2 and Section 9.3, (ii) in connection with an Approved Sale in accordance with Section 9.4, (iii) in accordance with the repurchase provisions set forth in Section 9.5, (iv) a Transfer to a Permitted Transferee by a Member or (v) after an IPO, no Unitholder shall Transfer any Units without the prior written consent of both the Allscripts Members and the GI Members, which consent may be withheld in their sole discretion.  Any Transfer that is permitted by the preceding sentence shall also comply with all other applicable provisions of this ARTICLE IX.

(b)No Unitholder shall (i) permit the Transfer of any interest in such Unitholder (whether through Transfers or issuances of its own equity, Transfers by operation of law by merger or consolidation of such holder into another entity or dissolution or liquidation of such Unitholder or otherwise) or (ii) seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or other beneficial interest in such Unitholder, in the case of (i) or (ii), in a manner which would fail to comply with this Article IX if such Unitholder had Transferred Units directly, unless such Unitholder first complies with the terms of this Agreement.

Section 9.2Right of First Offer

.

(a)Right of First Offer.  Each time a Principal Member (the “Offering Member”) desires to pursue a potential Transfer of any Units (the “Offered Units”) owned by it (other than to a Permitted Transferee), the Offering Member shall first make an offering of the Offered Units to the other Principal Members in accordance with the following provisions of this Section 9.2.  The Offering Member shall give written notice (the “Offering Member Notice”) to the other Principal Members stating its bona fide desire to pursue a potential Transfer of the Offered Units and specifying the number of Offered Units and whether such Transfer is proposed to be an Approved Sale and/or a Tag-along Sale.  Upon receipt of the Offering Member Notice, each other Principal Member shall have a period of thirty (30) days (the “ROFO Notice Period”) to offer to purchase for cash all (but not less than all) of the Offered Units by delivering a written notice to

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the Offering Member stating the material terms and conditions, including the price, pursuant to which such other Principal Member proposes to purchase all (but not less than all) of the Offered Units (a “ROFO Offer Notice”).  The Offering Member may in its sole discretion accept or reject any offer in a ROFO Offer Notice by delivering written notice to the applicable Principal Member.  If the Offering Member rejects an offer in a ROFO Offer Notice, (i) it may Transfer the Offered Units in accordance with Section 9.3, provided that if the Tag-along Sale is not completed prior to the end of the Tag-along Closing Period, the right provided under this Section 9.2 shall be deemed to be revived and such Units shall not be Transferred unless first reoffered to the other Principal Members in accordance with this Section 9.2, or (ii) it may Transfer the Offered Units in connection with an Approved Sale in accordance with Section 9.4, provided that if the definitive purchase agreement for the Approved Sale is not signed within nine (9) months following the expiration of the ROFO Notice Period, the right provided under this Section 9.2 shall be deemed to be revived and such Units shall not be Transferred unless first reoffered to the other Principal Members in accordance with this Section 9.2.

(b)ROFO Exceptions.  Notwithstanding anything herein to the contrary, the provisions of this Section 9.2 shall not apply to any Transfer to a Permitted Transferee.

(c)Termination.  The covenants set forth in this Section 9.2 shall terminate and be of no further force or effect immediately before (i) the consummation of the IPO or (ii) the consummation of an Approved Sale, whichever occurs first.

Section 9.3Tag-along Right

.

(a)Participation on Sale of Stock.  If any Principal Member (the “Selling Member”) proposes to Transfer any of its Units (collectively, the “Tag-along Units”) to any Person (including without limitation to another Principal Member pursuant to Section 9.2 or otherwise), each other Principal Member and any other Member holding Units (each, a “Tag-along Member”) shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 9.3.

(b)Tag-along Sale Exceptions.  Notwithstanding anything herein to the contrary, the provisions of this Section 9.3 shall not apply to any Transfer to a Permitted Transferee or made pursuant to Section 9.4; provided that in an Approved Sale where the GI Members are the sole Approving Members, the GI Members have complied with the provisions of Section 9.2 within the nine (9) month period prior to the signing of the definitive purchase agreement for such Approved Sale.  Notwithstanding anything herein to the contrary, no holder of Common Units shall be entitled to participate in a Tag Along Sale of Class A Preferred Units (and such Common Units shall not be included in the calculation of the Tag-along Pro Rata Portion) unless the price per Class A Preferred Unit to be paid in such Transfer is greater than the sum of (x) the Class A Preferred Accrued Return as of the date of such Transfer and (y) the Class A Preferred Unreturned Capital.

(c)Tag-along Notice.  The Selling Member shall deliver to each Tag-along Member a written notice (a “Tag-along Notice”) of the proposed Tag-along Sale within five (5) Business Days following the expiration of the ROFO Notice Period.  The Tag-along Notice shall make

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reference to the Tag-along Members’ rights hereunder and shall describe in reasonable detail: (i) the class(es) or series and applicable aggregate number of Tag-along Units the Selling Member proposes to Transfer; (ii) the identity of the prospective Transferee(s); (iii) the proposed date, time and location of the closing of the Tag-along Sale, which shall not be less than thirty (30) days from the date of the Tag-along Notice; (iv) the purchase price per share for each applicable class or series of Tag-along Units (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and (v) a copy of any form of agreement proposed to be executed in connection therewith.  For the avoidance of doubt, in the event of a Tag-along Sale involving more than one class or series of Tag-along Units, the Selling Member may deliver a single Tag-along Notice to the Company and each Tag-along Member.

(d)Exercise of Tag-along Right.

(i)Each Tag-along Member may exercise its right to participate in the Tag-along Sale on the terms described in the Tag-along Notice by delivering to the Selling Member a written notice (a “Tag-along Exercise Notice”) stating its election to do so for each class or series of Tag-along Units (on an as converted basis) included in the Tag-along Notice no later than ten (10) days after receipt of the Tag-along Notice (the “Tag-along Exercise Period”).  The election of each Tag-along Member set forth in a Tag-along Exercise Notice shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Tag-along Member shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 9.3.  If one or more Tag-along Members elects pursuant to a Tag-along Exercise Notice and this Section 9.3(d)(i) to participate in the Tag-along Sale, the number of each applicable class or series of Tag-along Units (on an as converted basis) that the Selling Member may sell in the Tag-along Sale shall be correspondingly reduced in accordance with Section 9.3(d)(ii).

(ii)The Selling Member and each Tag-along Member timely electing to participate in the Tag-along Sale pursuant to Section 9.3(d)(i) shall have the right to Transfer in the Tag-along Sale the number of Common Units (on an as converted basis) equal to the product of (A) the aggregate number of Tag-along Units (on an as converted basis) set out in the applicable Tag-along Notice and (B) such Stockholder’s Tag-along Pro Rata Portion.  Any Tag-along Member may elect to sell in the Tag-along Sale less than the number of Common Units (on an as converted basis) calculated pursuant to this Section 9.3(d)(ii), in which case the Selling Member and each Tag-along Member electing to fully participate shall have the right to sell the applicable shares of Tag-along Units not elected to be sold by a Tag-along Member (based on such Stockholder’s Tag-along Pro Rata Portion).

(e)Waiver.  Each Tag-along Member who does not deliver a Tag-along Exercise Notice in compliance with Section 9.3(d)(i) shall be deemed to have waived all of such Tag-along Member’s rights to participate in the Tag-along Sale with respect to the Units owned by such Tag-along Member, and the Selling Member shall (subject to the rights of any other participating Tag-along Member) thereafter be free to sell to the prospective Transferee the Tag-along Units identified in the Tag-along Notice at a per Unit price that is no greater than the applicable per Unit price set forth in the Tag-along Notice and on other terms and conditions which are not in the

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aggregate materially more favorable to the Selling Member than those set forth in the Tag-along Notice, without any further obligation to the non-accepting Tag-along Members.

(f)Conditions of Sale.

(i)The applicable per Unit price set forth in the Tag-along Notice shall be at an all-cash price greater than the applicable per Unit price and on other terms and conditions which are not in the aggregate materially less favorable to the Selling Member than those set forth in the ROFO Offer Notice (if any) with respect to such Units delivered by a Principal Member pursuant to Section 9.2(a).

(ii)Each Tag-along Member participating in the Tag-along Sale shall receive the same consideration per Tag-along Unit (on an as converted basis), before deduction of such Tag-along Member’s proportionate share of the related expenses in accordance with Section 9.3(h) below.  In addition, no Transfer of any Tag-along Units by the Selling Member in the Tag-along Sale shall occur unless the prospective Transferee simultaneously purchases the Units elected to be sold by the Tag-along Members pursuant to Section 9.3(d)(i).

(iii)Each Tag-along Member shall execute the applicable purchase agreement, if any, and shall make or provide the same representations, warranties, covenants and indemnities as the Selling Member makes or provides in connection with the Tag-along Sale; provided that, except as set forth in Section 5.9(d), the Members shall not be required to enter into non-compete or non-solicit covenants or provide release with respect to any commercial arrangement.

(g)Cooperation.  Subject to Section 9.3(f)(iii), each Tag-along Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments (including instruments of transfer duly executed in blank), in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Member.

(h)Expenses.  The fees and expenses of the Selling Member incurred in connection with a Tag-along Sale and for the benefit of all Tag-along Members (it being understood that costs incurred by or on behalf of a Selling Member for its sole benefit will not be considered to be for the benefit of all Tag-along Members), to the extent not paid or reimbursed by the Company or the prospective Transferee, shall be shared by the Selling Member and all the participating Tag-along Members on a pro rata basis, based on the aggregate consideration received by each such Tag-along Member.

(i)Consummation of Sale.  Subject to the requirements and conditions of this Section 9.3 and the other applicable provisions of this Agreement, including Section 9.1 hereof, the Selling Member shall have ninety (90) days following the expiration of the Tag-along Exercise Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Member than those set forth in the Tag-along Exercise Notice (which 90-day period may be extended for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain required approvals or consents from any governmental authority) (the “Tag-along Closing

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Period”).  If at the end of the Tag-along Closing Period, the Selling Member has not completed the Tag-along Sale, the Selling Member may not then effect a Transfer that is subject to this Section 9.3 without again fully complying with the provisions of this Section 9.3.  At the closing of the Tag-along Sale, each of the Tag-along Members timely electing to participate in the Tag-along Sale pursuant to Section 9.3(d)(i) shall enter into the agreements and deliver the certificates and instruments, in each case, required by Section 9.3(f) and Section 9.3(g) against payment therefor directly to the Tag-along Member of the portion of the aggregate consideration to which each such Tag-along Member is entitled in the Tag-along Sale in accordance with the provisions of this Section 9.3.

(j)Termination.  The covenants set forth in this Section 9.3 shall terminate and be of no further force or effect immediately before (i) the consummation of the IPO or (ii) the consummation of an Approved Sale, whichever occurs first.

Section 9.4Approved Sale; Drag Along Obligations

.

(a)If the Approving Members desire a Sale of the Company and elect in writing to have such transaction governed by this Section 9.4 (as so approved, an “Approved Sale”), then each Unitholder shall vote for, consent to and raise no objections against such Approved Sale.  If the Approved Sale is structured as a (x) merger or consolidation, each Unitholder shall vote in favor of such merger or consolidation and shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Units, each Unitholder shall agree to sell all of his, her or its Units and other Equity Securities on the terms and conditions approved by the Board.  Each Unitholder shall take all actions in connection with the consummation of the Approved Sale as may be requested by the Board, including, but not limited to, becoming party to a purchase and sale agreement, merger and/or other agreements related to the Approved Sale which may provide for any of the following (among other things): (i) representations and warranties; (ii) indemnification obligations, provided that: (A) such indemnification obligations shall be several and not joint (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by an Unitholder regarding such Unitholder’s title to Units or such Unitholder’s authority, which shall be the sole responsibility of such Unitholder), (B) the aggregate liability under such indemnification (other than for breach of representations and warranties that relate specifically to such Member or breach of a covenant by such Member) shall be on a pro rata basis (determined in reverse order of the distribution priorities set forth in Section 4.1(b)),  and  (C) in no event shall the liability of any Member under such indemnity exceed the proceeds actually received by such Member (except in the case of fraud)); (iii) earn-outs and working capital, cash, debt and similar adjustments to purchase price; (iv) escrows, holdbacks and similar arrangements to support indemnification obligations and adjustments to purchase price, in each of the cases of clauses (ii), (iii) and (iv) on a pro rata basis (determined in reverse order of the distribution priorities set forth in Section 4.1(b)) other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by an Unitholder regarding such Unitholder’s title to Units or such Unitholder’s authority, which shall be the sole responsibility of such Unitholder; (v) general release of claims against the Company and its Subsidiaries (subject to reasonable and customary exceptions such as

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rights to compensation, rights under equity and employee benefit plans, indemnification and professional liability insurance coverage, and, with respect to the Allscripts Member, any commercial arrangement with the Company or any of its Subsidiaries); (vi) pro rata contribution to support the obligations of the Company or any of its Subsidiaries under any transaction agreement or any Principal Member or any of its Affiliates under any guaranty or similar agreement or arrangement related to the transaction whereby any Principal Member or any of its Affiliates agree to be liable for obligations of the Company or any of its Subsidiaries or otherwise in excess of their pro rata share; and (vii) the appointment of the Approving Members or their designee as a seller representative, with customary authority to act on behalf of all Unitholders, including (A) disputing or refraining from disputing, on behalf of each of the Unitholders any amounts to be received by the Unitholders, or any claim made by the counterparty to such transaction agreement, (B) negotiating and compromising, on behalf of each of the Unitholders, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, such transaction agreement, (C) executing, on behalf of each of the Unitholders, any settlement agreement, release or other document with respect to such dispute or remedy (so long as any such settlement or release by any of the Unitholders includes a release of all Unitholders), and (D) determining the amount of, and holding, such reserves (to satisfy known or potential post-closing purchase price adjustments, indemnification claims, defense costs or any fees, costs and expenses incurred in connection with the Approved Sale or by the seller representative in performing its obligations under the transaction agreement) as the Board or such designee reasonably and in good faith deems appropriate; provided that, in each case, the seller representative shall not take any action adverse to any of the Unitholders unless such action is also taken proportionately with respect to all other Unitholders, as the case may be (determined in reverse order of the distribution priorities set forth in Section 4.1(b)).  Notwithstanding anything to the contrary in this Section 9.4, except as set forth in Section 5.9(d), the Members shall not be required under this Section 9.4 to enter into non-compete or non-solicit covenants.  Each Unitholder Transferring Units pursuant to this Section 9.4 shall pay its pro rata share (determined in reverse order of the distribution priorities set forth in Section 4.1(b)) of the expenses incurred by the Unitholders in connection with such Transfer if such expenses were expressly approved in writing by the Board.  Notwithstanding anything to the contrary contained in this Section 9.4, no Management Party shall be obligated to roll over Units in an Approved Sale in a manner disproportionate to any other Member.

(b)Except for Units owned by Management Parties that are rolled over in an Approved Sale, the obligations of the Unitholders under this Section 9.4 with respect to an Approved Sale are subject to the satisfaction of the condition(s) that (i) the consideration to be paid by the acquiror with respect to each Unit shall be allocated among each Unit as though the aggregate amount of all such consideration was distributed from the Company in accordance with Section 4.1(b) (assuming, for purposes of this determination, that the Units sold in such Approved Sale are the only Units then outstanding), and (ii) with respect to the Allscripts Members only, in the event that (A) the GI Members are the sole Approving Members in accordance with clause (ii) of the definition of Approving Members and (B) the consideration to be paid by the acquiror with respect to each Unit held by the GI Members shall be greater than the consideration specified with respect to each Unit in the most recent ROFO Offer Notice (if any).  Each Unitholder shall take all actions in connection with the distribution of the aggregate consideration from any transaction described

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in clause (ii) of the definition of a Sale of the Company as may be requested by the Board to effect such allocation.

(c)If the Board enters into any negotiation or transaction for which Rule 506 promulgated under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Unitholders identified by the Board shall, at the request of the Board, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Board.  If any Unitholder so appoints a purchaser representative, the Company shall pay the reasonable fees of such purchaser representative.  However, if any Unitholder declines to appoint the purchaser representative designated by the Company, such Unitholder shall appoint another purchaser representative (reasonably acceptable to the Board), and such Unitholder shall be responsible for the fees of the purchaser representative so appointed.

(d)The Board is hereby granted the sole right to approve or consent to a merger or consolidation of the Company without any approval or consent of any other Members or Unitholders or any class thereof.  In no manner shall this Section 9.4 be construed to grant to any Member or Unitholder any dissenters rights or appraisal rights or give any other Member or Unitholder any right to vote in any transaction structured as a merger or consolidation.

(e)If the Approving Members determine to pursue an Approved Sale, they will provide the Board with notice of such decisions.  Upon receipt of such notice, the Board shall expeditiously conduct the sale process, engage the investment banking firm and other advisors and negotiate the terms and conditions of the Approved Sale and, in any event, shall consummate an Approved Sale within 12 months following receipt of such notice on the terms and conditions approved by the Board; provided, however, that if a Principal Member or any Affiliate of a Principal Member is participating as a potential acquiror in connection with such Approved Sale, any Manager appointed by such potential acquiror or an Affiliate of such potential acquiror shall be excluded from information or discussions concerning the terms offered by other potential acquirors  and shall refrain from voting on such Approved Sale, and, in which case, if the Board approves such Principal Member or its Affiliates as the purchaser in such transaction, then such Principal Member or its Affiliates shall be deemed an “Independent Third Party” for purposes of the Sale of the Company.  The Approving Members may terminate any Approved Sale at any time prior to its consummation at the sole discretion of the Approving Members.  The Approving Members shall have no obligation or liability to any Unitholder or Related Employee in connection with any such termination.  The Approving Members shall have no obligation or liability to any Unitholder or Related Employee for any breaches by the proposed acquirer of any of its obligations in connection with an Approved Sale.

Section 9.5Repurchase Options

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(a)Upon death, permanent disability or termination for any other reason of a Person’s employment, independent contractor relationship or service as a director or manager with the Company and its Subsidiaries, the Company shall have the right, but not the obligation, to purchase all or any portion of the Units other than Class A Preferred Units (and any Class A Common Units

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received upon conversion of any Class A Preferred Units) (the “Repurchase Units”) held by any member of such Person’s Member Group (the “Repurchase Sellers”) at a price per Unit equal to the Repurchase Price for each such Unit by delivering a written notice of such election to the Repurchase Sellers within ninety (90) days after such death, permanent disability or termination (the date of such written notice, the “Repurchase Notice Date”).  The “Repurchase Price” shall mean:  (i) for each Class A Common Unit, its Fair Market Value on the Repurchase Notice Date, and (ii) for each Class B Non-Voting Common Unit that is not forfeited pursuant to the applicable Equity Agreement, if any, its Fair Market Value on the Repurchase Notice Date.  Notwithstanding the foregoing, the repurchase rights in this Section 9.5 shall not apply with respect to any Units held by a Principal Member.

(b)If the Company elects to purchase any Repurchase Units pursuant to this Section 9.5, the Repurchase Price may be paid by the Company, at the Company’s option, (i) by check or wire transfer of immediately available funds, or (ii) by setoff or recoupment against any amounts owed by any Repurchase Seller to the Company or its Subsidiaries.

(c)The Company will designate in writing to the Repurchase Sellers, the time, date and place of any purchase under this Section 9.5, provided that such purchase shall occur within thirty (30) days of the date of the election by the Company to consummate such transaction (provided that such thirty (30) day period shall be tolled during the resolution of any dispute with respect to the Repurchase Price in accordance with the definition of Fair Market Value).  At the closing of a purchase pursuant to this Section 9.5, each Repurchase Seller shall make such representations and warranties relating to the sale, transfer and ownership of such Repurchase Units and execute and deliver such other documents and instruments, as the Company may reasonably request and as is customary for transactions of this nature, including, but not limited to, a representation and warranty that each such Repurchase Seller is conveying to the Company all of the Repurchase Units free and clear of all liens, claims and encumbrances, except for those liens, claims and encumbrances set forth in this Agreement.  The Company may assign its rights hereunder to purchase Repurchase Units.

Section 9.6Failure to Comply

.  If a Unitholder fails for any reason to comply with any of the provisions of Sections 9.2, 9.3, 9.4 or 9.5, as applicable, the Company may, at its sole option, in addition to all other remedies it may have, terminate or Transfer all of the applicable Person’s rights in and to the applicable Units and amend this Agreement, including Unit Ownership Ledger, to reflect such termination or Transfer, in which event, the applicable Unitholder shall no longer be a Member or Unitholder and, upon delivery of such documentation as the Board may reasonably require, be entitled only to receive the consideration required pursuant to Sections 9.2, 9.3, 9.4 or 9.5, as applicable.

Section 9.7Effect of Transfer

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(a)Termination of Rights.  Any Member who shall Transfer any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest; provided that, notwithstanding the foregoing, unless and until the Assignee is admitted as a

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Substituted Member in accordance with the provisions of Article X (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Unitholder with respect to such Units or other interest and (ii) the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date.  Nothing contained herein shall relieve any Unitholder who Transfers any Units or other interest in the Company from any liability of such Unitholder to the Company or the other Unitholders with respect to such Units or other interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person or for any breaches of any representations, warranties or covenants by such Unitholder (in its capacity as such) contained herein or in the other agreements with the Company or any of its Subsidiaries or Affiliates.

(b)Assignee’s Rights.  A Transfer of Units permitted hereunder shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company.  Distributions made before the effective date of such Transfer shall be paid to the Transferor, and Distributions made after such date shall be paid to the Assignee.  Unless and until an Assignee becomes a Member pursuant to Article X hereof, the Assignee shall not be entitled to any of the rights or privileges granted to a Member hereunder or under applicable law, other than the rights and privileges specifically granted to Assignees pursuant to this Agreement; provided that, without relieving the Transferring Unitholder from any such limitations or obligations, such Assignee shall be bound by any limitations and obligations of a Unitholder contained herein by which a Member or other Unitholder would be bound on account of the ownership of Units by the Assignee (including the obligations set forth in Article IX).

(c)Deemed Agreement.  Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company was subject to or by which such predecessor was bound.

Section 9.8Additional Restrictions on Transfer

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(a)Execution of Counterpart.  Except in connection with an Approved Sale, each Transferee of Units or other interests in the Company shall, as a condition prior to such Transfer, execute and deliver to the Company a joinder or counterpart to this Agreement in form and substance reasonably acceptable to the Board pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(b)Notice.  In connection with the Transfer of any Units, the holder of such Units will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

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(c)Legal Opinion.  No Transfer of Units or any other interest in the Company may be made by any Unitholder (other than a Principal Member) unless in the opinion of counsel, reasonably satisfactory in form and substance to the Board (which opinion requirement may be waived by the Board), such Transfer would not violate any U.S. federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended.  Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

Section 9.9Transfer Fees and Expenses

.  Except as expressly provided in Sections 9.3 and 9.4, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred by the Company in connection with any Transfer or proposed Transfer, whether or not consummated.

Section 9.10Void Transfers

.  Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party.

Article X
ADMISSION OF MEMBERS

Section 10.1Substituted Members

.  In connection with any Transfer of Units by a Unitholder permitted under, and in compliance with, the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the effective date of such Transfer, and such admission shall be shown on the books and records of the Company.

Section 10.2Additional Members

.  A Person may be admitted to the Company as an Additional Member only as contemplated under Section 3.1(b) and only upon furnishing to the Company (a) a counterpart or joinder to this Agreement, in form satisfactory to the Board, binding such Person to all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such Person’s admission as a Member.  Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

Article XI
WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

Section 11.1Withdrawal and Resignation of Unitholders

.  No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and

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winding up of the Company pursuant to Article XII, without the prior written consent of both the Allscripts Members and the GI Members.

Article XII
DISSOLUTION AND LIQUIDATION

Section 12.1Events of Dissolution

.  The Company shall be dissolved upon the happening of any of the following events:

(a)upon the written approval of both the Allscripts Members and the GI Members; or

(b)a judicial dissolution of the Company pursuant to Section 18-802 of the Delaware Act.

No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Unitholder shall cause the dissolution of the Company.

Section 12.2Procedure for Winding Up and Dissolution

.  If the Company is dissolved, the Board shall wind up its affairs.  On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Unitholders who are creditors, in satisfaction of the liabilities of the Company, and then to the Unitholders in accordance with Section 4.1(b).

Section 12.3Termination and Cancellation of Certificate

.  On completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated, and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.3.

Article XIII
INITIAL PUBLIC OFFERING; REGISTRATION RIGHTS

Section 13.1Initial Public Offering

.  If at any time (a) the IPO Approving Members desire to cause the initial Public Offering of securities of the Company or an IPO Entity (an “Initial Public Offering” or “IPO”) or (b) in the event that (A) the GI Members are the sole IPO Approving Members in accordance with clause (ii) of the definition of IPO Approving Members, the IPO Approving Members desire to cause a Qualified Public Offering, the Company and Unitholders, as applicable, shall comply with the following provisions:

(a)IPO Entity.  If the IPO Approving Members desire to cause (i) a Transfer of all or a substantial portion of the assets of the Company or the Units to a newly organized corporation

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or other business entity (an “IPO Entity”), (ii) a merger or consolidation of the Company into or with a IPO Entity, or (iii) another restructuring of all or substantially all the assets or Units of the Company into an IPO Entity, including by way of the conversion of the Company into a corporation (any such corporation also herein referred to as an “IPO Entity”), in any such case in anticipation of or otherwise in connection with the Initial Public Offering or Qualified Public Offering, as the case may be, the Company and each Unitholder shall take such steps to effect such Transfer, merger, consolidation, conversion or other restructuring as may be reasonably requested by the IPO Approving Members, including, without limitation, executing and delivering all agreements, instruments and documents as may be reasonably required and Transferring or tendering such Unitholder’s Units to an IPO Entity in exchange or consideration for shares of capital stock or other equity interests of the IPO Entity, determined in accordance with the valuation procedures set forth in Section 13.2.

(b)Registration Rights.  The Company shall enter into a customary registration rights agreement (the “Registration Rights Agreement”) with the Allscripts Members, the GI Members and the Management Parties holding  at least 0.5% of the Common Units (on an as converted basis) with such terms and conditions, including demand registration rights (in the case of the Allscripts Members and the GI Members only) and piggy back registration rights, as the IPO Approving Members shall reasonably request (provided that both the Allscripts Members and the GI Members shall have comparable demand registration rights and the Allscripts Members, the GI Members and the Management Parties holding  at least 0.5% of the Common Units shall have comparable piggy back registration rights thereunder, taking into account their pro rata ownership of Units).

(c)IPO.  The Company and Unitholders shall take such steps as may be reasonably be requested by the IPO Approving Members to effect the Initial Public Offering or Qualified Public Offering, as the case may be, in accordance with the applicable terms and conditions of the Registration Rights Agreement.

(d)Class B Non-Voting Common Units.  The Company and Unitholders shall take such steps as may be reasonably requested by the holders of a majority of the Class B Non-Voting Common Units to exchange or convert the Class B Non-Voting Common Units for or into a proportionate number of shares of voting common stock or other voting common equity interests of the IPO Entity.

In the event that the GI Members are the sole IPO Approving Members in accordance with clause (ii) of the definition of IPO Approving Members, the Allscripts Members may, within twenty (20) days after the IPO Approving Members make any written request to the Company to take action under this Section 13.1, offer to purchase all (but not less than all) of the Units held by all GI Members by delivering a written notice specifying the material terms and conditions, including the price, pursuant to which the Allscripts Members propose to purchase all (but not less than all) of the Units held by all GI Members (an “IPO Purchase Notice”).  If the Allscripts Members deliver an IPO Purchase Notice, then (i) the GI Members may reject the purchase proposed in the IPO Purchase Notice in their sole discretion by delivering written notice to the Allscripts Members at any time (a “Rejection Notice”) and (ii) the obligations of the Company

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and the Unitholders under this Section 13.1 shall be suspended until the GI Members deliver a Rejection Notice.

Section 13.2Fair Market Value

.  In connection with a transaction described in Section 13.1, the Board shall, in good faith but subject to the following sentence, determine the Fair Market Value of the assets and/or Units Transferred to, merged with or converted into shares of the IPO Entity, the aggregate Fair Market Value of the IPO Entity and the number of shares of capital stock or other equity interests to be issued to each Unitholder in exchange or consideration therefor.  In determining Fair Market Value, (i) the closing price to the public in the Initial Public Offering shall be used by the Board to determine the Fair Market Value of the capital stock or other equity interests of the IPO Entity and (ii) the Distributions that the Members would have received with respect to their Units if the Company were dissolved, its affairs wound up and Distributions made to the Members in accordance with Section 4.1(b) shall determine the Fair Market Value of the Units.

Section 13.3Appointment of Proxy

.  Each Unitholder hereby makes, constitutes and appoints the Company, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Unitholder required to give effect to this Article XIII, including any vote or approval required under § 18-209 or § 18-216 of the Delaware Act.  The proxy granted pursuant to this Section 13.3 is a special proxy coupled with an interest and is irrevocable.

Section 13.4Lock-up Agreement

.  Each Unitholder hereby agrees that in connection with an Initial Public Offering, and upon the request of the managing underwriter in such offering, such Unitholder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (which shall not be later than 180 days after the closing of the Initial Public Offering)  (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Units (including any Equity Securities of the IPO Entity) (whether such Units or any such securities are then owned by the Member or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Units (including equity securities of the IPO Entity) or such other securities, in cash or otherwise.  The foregoing provisions of this Section 13.4 shall not apply to sales of securities to be included in such Initial Public Offering or other offering if otherwise permitted.  Each Member agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

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Article XIV
GENERAL PROVISIONS

Section 14.1Power of Attorney

.  Each Unitholder (other than the GI Members and the Allscripts Members) hereby constitutes and appoints the Company and the liquidators, if any and as applicable, and their respective designees, with full power of substitution, as his, her or its true and lawful agent and attorney in fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent such Person could take such action) (a) all certificates and other instruments which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property or as otherwise permitted herein; (b) all conveyances and other instruments or documents which the Board and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (c) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or Article XI and (d) all agreements, documents, certificates or further assurances which may be required pursuant to Sections 9.4, 9.5 and/or 13.1.  The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives.

Section 14.2Amendment and Waiver

.  This Agreement may be amended, and any provision of this Agreement may be waived, only by a written agreement by the Company, the Allscripts Members and the GI Members, except that (a) no amendment to this Agreement shall be effective if such amendment would alter or change the powers, preferences, or special rights of one class of Units so as to materially adversely affect them and not similarly alter or change the powers, preferences or special rights of any other class of Units, without the approval of the holders of a majority of the Units of such class, (b) the Company may update the Unit Ownership Ledger from time to time without any action of the Board or any Unitholder to reflect any issuance, Transfer or other disposition of Equity Securities consummated in accordance with the terms hereof, (c) any amendment of Section 5.9, shall require the consent of Parent and the GI Funds, as set forth in Section 5.9(f), (d) without the approval of the holders of a majority of the Units held by all Management Parties, no amendment to this Agreement, whether effected directly or indirectly, including by merger, conversion, or other operation of law, shall (i) eliminate or materially and adversely modify any Management Party’s tag-along rights under Section 9.3, (ii) materially increase any Management Party’s obligations under Section 9.4, (iii) eliminate the Chief Executive Officer’s appointment to the Board under Section 5.2(a)(iii) or (iv) eliminate or materially and adversely modify the rights of any Management Party under Section 3.3(e), and (d) any amendment to (i) the first sentence of Section 3.3(e)(i), (ii) clause (b) of the proviso at the end of Section 14.12 or (iii) this clause (d) of the first sentence of this Section 14.2, in each case (i), (ii) and (iii) that is adverse to the Lenders, shall require the consent of the Required Lenders under each of the Credit Facilities under which Obligations remain unpaid or under which Commitments

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continue.  No failure of any Person hereto to exercise any right or remedy given to such Person under this Agreement or otherwise available to such Person or to insist upon strict compliance by any other Person with its obligations hereunder, and no custom or practice in variance with the terms hereof, shall constitute a waiver of any Person’s right to demand exact compliance with the terms hereof.  Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

Section 14.3Confidentiality

.  Each Unitholder agrees that such Unitholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor and manage its investment in the Company) any information obtained from the Company or any of its Subsidiaries, unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 14.3 by such Unitholder), (b) is or has been independently developed or conceived by the Unitholder without use of the Company’s or its Subsidiaries’ information, or (c) is or has been made known or disclosed to the Unitholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company or its Subsidiaries; provided, however, that a Unitholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and managing its investment in the Company; (ii) to any prospective purchaser of any Units from such Unitholder, if such prospective purchaser agrees to be bound by confidentiality agreements at least as restrictive as the provisions of this Section 14.3;  (iii) to any existing or prospective  Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Unitholder in the ordinary course of business, provided that such Unitholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information in accordance with this Section 14.3; (iv) as may otherwise be required by law, provided that the Unitholder promptly notifies the Company of such disclosure and takes reasonable steps to avoid or minimize the extent of any such required disclosure and, in the absence of a protective order, provided, further, that the Unitholder discloses only so much of such information to the Person requiring disclosure as is required; or (v) in satisfaction of requests for information in connection with a routine examination by a governmental regulatory authority having jurisdiction over the Unitholder or its Affiliates, as applicable, that is not specifically targeted at the Company, provided that it shall advise the governmental regulatory authority of the confidential nature of such information.  Notwithstanding the foregoing, Parent shall be entitled to make communications or disclosures (a) to comply with the accounting and the SEC disclosure obligations or the rules of any stock exchange or (b) with public stockholders and/or analysts in the ordinary course of business.

Section 14.4Title to the Company Assets; No Right of Partition

.  The Company’s assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such assets or any portion thereof.  No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company, or the right to own or use particular or individual assets of the Company.

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Section 14.5Remedies

.  Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.  Each party hereto shall be responsible for any breach of or other action in conflict with this Agreement by any Affiliate, Related Employee or Family Group member of such party.

Section 14.6Successors and Assigns

.  Subject to the restrictions on Transfers set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

Section 14.7Severability

.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 14.8Counterparts; Binding Agreement

.  This Agreement may be executed in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto, including each Person who from time to time becomes a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 14.9Descriptive Headings; Interpretation

.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof.  The

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parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 14.10Applicable Law

.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

Section 14.11Addresses and Notices

.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of facsimile or electronic mail if transmitted before 5:00 p.m. Pacific time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Any notice to the Board shall be deemed given if delivered to the applicable member of the Board at the last known address of such member.

Section 14.12Third Parties

.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement (except as provided in the last sentence of Section 5.9(f)); provided that (a) the Managers, Officers, Indemnified Persons and Principal Member Parties shall be express third party beneficiaries of Sections 6.2, 6.3, 6.4 and 6.5, as applicable, entitled to enforce such provisions directly (together with any other provision hereof necessary for such enforcement), (b) the Lenders shall be express third party beneficiaries of the first sentence of Section 3.3(e)(i) and clause (d) of the first sentence of Section 14.2 and (c) the Collateral Agent and Administrative Agent under each of the Credit Facilities, shall be entitled to enforce such provisions on behalf of such Lenders directly (together with any other provision hereof necessary for such enforcement).

Section 14.13Further Action

.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.14Offset

.  Notwithstanding anything to the contrary contained herein, any amount which any Unitholder (other than the Allscripts Members and the GI Members) is entitled to receive hereunder may be reduced by the amount equal to any amount owed by such Unitholder or any Related Employee thereof to the Company or a Subsidiary of the Company, as applicable, and such amount shall instead be paid to the Company or such Subsidiary on behalf of such Unitholder or Related Employee, as applicable.

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Section 14.15Entire Agreement

.  This Agreement, those documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the parties, their Affiliates and their respective officers, partners, managers and representatives, whether written or oral, which related to the subject matter hereof in any way (including without limitation any future rights to buy or sell Units and the Prior Agreement).

Section 14.16Delivery by Electronic Means

.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (.pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 14.17Survival

.  Section 3.1(b), Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.5, Section 14.3 and Section 14.12 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

Section 14.18Certain Acknowledgments

.

(a)Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Unitholder (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to the GI Members as follows (and with respect to clauses (i) and (ii), to each other Member and the Company): (i) the determination of such Person to acquire Units has been made by such Person independent of any other Person and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder, (ii) no other Unitholder has acted as an agent of such Person in connection with making its investment hereunder and that no other Unitholder shall be acting as an agent of such Unitholder in connection with monitoring its investment hereunder, (iii) the GI Members have retained Paul Hastings LLP (“Paul Hastings”) in connection with the transactions contemplated hereby and expects to retain Paul Hastings as legal counsel in connection with the management and operation of the investment in the Company and its Subsidiaries, (iv) Paul Hastings is not representing and will not represent any other Unitholder in connection with the transactions contemplated hereby or any dispute which may arise between a GI Member, on the one hand, and the Company or any of its Subsidiaries or any other Unitholder, on the other hand, (v) such Person will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (vi) Paul Hastings may represent a GI Member or any of its Affiliates in connection with any and all matters contemplated hereby (including any dispute between a GI Member, on the one hand, and the Company, any of its Subsidiaries or any other Person, on the other hand) and such Person waives any conflict of interest in connection with such representation by Paul Hastings.

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(b)Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Unitholder (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to the Allscripts Members as follows (and with respect to clauses (i) and (ii), to each other Member and the Company): (i) the determination of such Person to acquire Units has been made by such Person independent of any other Person and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder, (ii) no other Unitholder has acted as an agent of such Person in connection with making its investment hereunder and that no other Unitholder shall be acting as an agent of such Unitholder in connection with monitoring its investment hereunder, (iii) the Allscripts Members have retained Sidley Austin LLP (“Sidley Austin”) in connection with the transactions contemplated hereby and expects to retain Sidley Austin as legal counsel in connection with the management and operation of the investment in the Company and its Subsidiaries, (iv) Sidley Austin is not representing and will not represent any other Unitholder in connection with the transactions contemplated hereby or any dispute which may arise between a Allscripts Member, on the one hand, and the Company or any of its Subsidiaries or any other Unitholder, on the other hand, (v) such Person will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (vi) Sidley Austin may represent a Allscripts Member or any of its Affiliates in connection with any and all matters contemplated hereby (including any dispute between a Allscripts Member, on the one hand, and the Company, any of its Subsidiaries or any other Person, on the other hand) and such Person waives any conflict of interest in connection with such representation by Sidley Austin.

Section 14.19Waiver of Jury Trial

.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.  ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

NATHAN HOLDING LLC

By:/s/ Michael Valentine
Name:Michael Valentine
Its:Chief Executive Officer

MEMBERS:

ALLSCRIPTS HEALTHCARE, LLC

By:/s/ Richard J. Poulton
Name:Richard Poulton
Its:President

GI NETSMART HOLDINGS LLC

By:/s/ Howard Park
Name:Howard Park
Its:Director

[Signature Page to Amended and Restated Limited Liability Company Agreement]

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Schedule A

Unit Ownership Ledger

Members
Unitholder and Address	Class A Common Units	Capital Contribution in respect of Class A Common Units	Class A Preferred Units	Capital Contribution in respect of Class A Preferred Units
Allscripts Healthcare, LLC 222 Merchandise Mart Plaza, Suite 2024 Chicago, IL 60654	351,457,041	$351,457,041.00
GI Netsmart Holdings LLC 188 The Embarcadero, 7th Fl San Francisco, CA 94105			337,674,412	$337,674,412.00
Management Parties			26,454,313	$26,454,313.00

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Schedule 5.9

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